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                                                                   EXHIBIT 10.13

                                CREDIT AGREEMENT

                                   (TERM LOAN)

U.S. Premium Beef, Ltd.
Loan No. T-2493

         THIS AGREEMENT ("CREDIT AGREEMENT") is entered into as of the 25th day of November 1997, by and between COBANK, ACB ("COBANK") for its own benefit as a lender (in that capacity sometimes referred to as "COBANK") and, as Agent Bank for the benefit of the present and future Syndication Parties (in that capacity "AGENT"), and U.S. PREMIUM BEEF, LTD., a marketing cooperative formed under the laws of the State of Kansas, whose address is Box 6, 1107 Hylton Heights Road, Manhattan, Kansas 66505-0006 ("BORROWER").

ARTICLE 1. DEFINED TERMS

         As used in this Credit Agreement, the following terms shall have the meanings set forth below (and such meaning shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

         1.1      ADDITIONAL COSTS: shall have the meaning set forth in Section
17.12.

         1.2 ADMINISTRATIVE AGENT FEE: shall have the meaning set forth in Subsection 5.3.1.

         1.3      ADVANCE: a disbursement of a portion of the Loan Proceeds.

         1.4 ADVANCE DATE: a day (which shall be a Business Day) on which an Advance of Loan Proceeds is made.

         1.5 ADVANCE PAYMENT: shall have the meaning set forth in Subsection 16.2.

         1.6 ADVANCE REQUEST: shall have the meaning set forth in Subsection 11.2. 1.

         1.7 AGGREGATE COMMITMENT: shall be the lesser of: (a) $65,000,000.00; or (b) $2,500,000.00 plus fifty percent (50%) of the Purchase
Price for Borrower's acquisition (including indirect acquisition of the GP Interest through Subsidiary) of the NB Interest.

         1.8 AUTHORIZED OFFICER: shall have the meaning set forth in Subsection 11.1.5.

         1.9      AVAILABILITY PERIOD: shall have the meaning set forth in
Section 4. 1.

         1.10 BANK DEBT: all amounts owing under the Note, fees, Borrower's obligations to purchase CoBank Equity Interests, Funding Losses and all interest, expenses, charges and other amounts payable by Borrower pursuant to the Loan Documents.

         1.11 BASE RATE: a rate of interest per annum equal to the "prime rate" as published from time to time in the Eastern Edition of the Wall Street Journal as the average prime lending rate for seventy-five percent (75%) of the United States' thirty (30) largest commercial banks, or

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if the Wall Street Journal shall cease publication or cease publishing the
"prime rate" on a regular basis, such other regularly published average prime rate applicable to such commercial banks as is acceptable to Agent in its sole discretion.

         1.12     BASE RATE LOANS: shall have the meaning set forth in Section
5.2.1.

         1.13     BORROWER BENEFIT PLAN: shall have the meaning set forth in
Section 10.11.

         1.14 BORROWER PENSION PLAN: a Borrower Benefit Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA that is intended to satisfy the requirements of Section 40 1(a) of the Code.

         1.15     BORROWER'S REAL PROPERTY: shall have the meaning set forth in
Section 10.13.

         1.16 BUSINESS DAY: any day (a) other than a Saturday or Sunday and other than a day which is a Federal legal holiday or a legal holiday for banks in the States of Colorado, New York, or Kansas, and (b) if such day relates to a borrowing of a payment or prepayment of principal of or interest on, a continuation of or conversion into, or a Fixed Rate Period for, a Fixed Rate Loan, or a notice by Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Fixed Rate Period, on which dealings in U.S. Dollar deposits are carried out in the London interbank market.

         1.17     CHANGE IN LAW: shall have the meaning set forth in Subsection
5.2.2.

         1.18 CLOSING DATE: that date, which must occur on or before November 29, 1997, on which Agent, Syndication Parties, Borrower and Farmland have executed all Loan Documents to which they are parties and on which the conditions set forth in Section 11. 1 of this Credit Agreement have been met hereof.

         1.19     COBANK EQUITY INTERESTS: shall have the meaning set forth in
Article 8 hereof.

         1.20     CODE: shall have the meaning set forth in Section 10.11.

         1.21     COLLATERAL: shall have the meaning set forth in Section 9.1.

         1.22 COMPLIANCE CERTIFICATE: a certificate of the chief financial officer of Borrower acceptable to Agent and in the form attached hereto as
Exhibit 1 .22.

         1.23 CONSENT AND AGREEMENT (PRE-CLOSING PARTNERS AND PARTNERSHIP AGREEMENT): the document so entitled provided to Borrower by Agent.

         1.24 CONSENT AND AGREEMENT (POST-CLOSING PARTNERS AND PARTNERSHIP AGREEMENT): the document so entitled provided to Borrower by Agent.

         1.25 CONTRIBUTING SYNDICATION PARTIES: shall have the meaning set forth in Section 16.4.

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         1.26     DEBT SERVICE COVERAGE RATIO: for any consecutive four Quarters
(a) net income (as determined in accordance with GAAP) (i) plus depreciation and amortization, (ii) plus the amount of all Unit Retains, (iii) less retirements of equity (in the form of return of Unit Retains and the return of the non-cash portion of patronage distributions), cash patronage distributions, and undistributed earnings from affiliates, (b) divided by the total principal payments made on all debt.

         1.27 DEFAULT INTEREST RATE: a rate of interest equal to 400 basis points in excess of the rate or rates of interest otherwise being charged on the Loan.

         1.28     DELINQUENCY INTEREST: shall have the meaning set forth in
Section 16.4.

         1.29     DELINQUENT AMOUNT: shall have the meaning set forth in Section
16.4.

         1.30 DELINQUENT SYNDICATION PARTY: shall have the meaning set forth in Section 16.4.

         1.31 DELIVERY AGREEMENT(S): the agreements entered into by and between Borrower and its producers/investors whereby Borrower agrees to market, and the member producer/ investor agrees to deliver, a specified number of cattle at or during specified delivery periods, substantially in the form and substance of the documents designated "Uniform Delivery and Marketing Agreement (Even Slots)" and "Uniform Delivery and Marketing Agreement (Odd Slots)" and attached hereto as Exhibit 1 .29(a) and Exhibit 1.29(b) respectively.

         1.32     DSR ACCOUNT: shall have the meaning set forth in Section
12.16.

         1.33     DSR DEBIT: shall have the meaning set forth in Subsection
12.17.

         1.34 ENVIRONMENTAL LAWS: the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, 42 U.S.C. 9601-9657 ("CERCLA") and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 690 1-6987 ("RCRA").

         1.35 ENVIRONMENTAL REGULATIONS: as defined in the definition of Hazardous Substances.

         1.36     ERISA: shall have the meaning set forth in Section 10.11.

         1.37     EVENT OF DEFAULT: shall have the meaning set forth in Section
15.1.

         1.38     EXPIRATION DATE: July 31, 1998.

         1.39 FAIR MARKET VALUE: a valuation as determined in a written appraisal from an MAI certified appraiser or by such other method as shall be agreed upon by Borrower and Agent.

         1.40 FARMLAND: Farmland Industries, Inc., a cooperative corporation organized under the laws of the state of Kansas.

         1.41     FIRST DSR FUNDING DATE: shall have the meaning set forth in
Section 12.16.

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         1.42     FIXED RATE: the rate for deposits in U.S. dollars with three month maturities that appears on the display designated as Page "3750" of the Telerate Service (or such other Page as may replace the 3750 Page of that service or, if the Telerate Service shall cease displaying such rates, as published by such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London Interbank Offered Rates for U.S. Dollar deposits or, if none, the comparable reference on the Reuters Screen LIBOR Page or such other quotation service as may be chosen by Agent), determined effective as of 1:00 p.m. (Eastern Standard Time) on the first Business Day of each Fixed Rate Period, reserve adjusted basis for Regulation D on a demonstrated basis, with such rate modified by adding the Fixed Rate Margin.

         1.43 FIXED RATE LOAN: shall have the meaning set forth in Subsection 5.1.1.

         1.44     FIXED RATE MARGIN: one hundred twenty five (125) basis points.

         1.45 FIXED RATE PERIOD: the period of time commencing on the first day of each Quarter and ending on the last day of such Quarter, except that the initial Fixed Rate Period with respect to each Advance shall be a period of time commencing on the Advance Date therefor to, but not including, the first day of the next Quarter.

         1.46 FULL DSR AMOUNT: shall have the meaning set forth in Subsection 12.16.

         1.47 FUNDING LOSSES: shall have the meaning set forth in Subsection 7.1.1.

         1.48 GAAP: generally accepted accounting principles in the United States of America, applied consistently, as in effect from time to time.

         1.49 GP INTEREST: the entire general partnership interest included in the NB Interest.

         1.50 HAZARDOUS SUBSTANCES: dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any Environmental Laws or any other federal, state or local law, statute, code, ordinance, regulation, requirement or rule relating thereto ("ENVIRONMENTAL REGULATIONS"), and also including urea formaldehyde, polychlorinated biphenyls, asbestos, asbestos-containing materials, nuclear fuel or waste, and petroleum products, or any other waste, material, substances, pollutant or contaminant which would subject an owner of property to any damages, penalties or liabilities under any applicable Environmental Regulations.

         1.51 INDEMNIFIED AGENCY PARTIES: shall have the meaning set forth in Section 16.19.

         1.52     INDEMNIFIED PARTIES: shall have the meaning set forth in
Section 14.1.

         1.53 LEASEHOLD ASSIGNMENT & CONSENT: the Leasehold Assignment and Consent, in form and substance satisfactory to Agent.

         1.54     LICENSING LAWS: shall have the meaning set forth in Section
10.5.

         1.55     LOAN: shall have the meaning set forth in Section 2.1.

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         1.56     LOAN ADVANCE AMOUNT: shall have the meaning set forth in
Section 16.3.

         1.57 LOAN DOCUMENTS: this Credit Agreement, the Notes, the Security Documents, the Note Purchase Agreement, and other documents required to grant to Agent, for the benefit of the Syndication Parties, a perfected security interest in the Collateral.

         1.58     LOAN PROCEEDS: shall have the meaning set forth in Section
3.1.

         1.59     MAJORITY LENDERS: shall have the meaning set forth in Section
16.8.

         1.60 MATERIAL ADVERSE EFFECT: means: (a) a material adverse effect on the financial condition, results of operation, business or property of Borrower; (b) a material adverse effect on the ability of Borrower to perform its obligations under this Credit Agreement and the other Loan Documents; or (c) a material adverse effect upon the ability of Agent to enforce its rights and remedies under the Loan Documents.

         1.61     MATERIAL AGREEMENTS: shall have the meaning set forth in
Section 10.10.

         1.62     MATURITY DATE: [January 1, 2005].

         1.63     MAXIMUM SYNDICATION AMOUNT:

                           For CoBank-               $ 65,000,000.00

                  subject to adjustment in the event of the sale of all or a portion of a Syndication Interest in accordance with Section
                  16.26 hereof.

         1.64 NATIONAL BEEF: Farmland National Beef Parking Company, L.P., a limited partnership formed under the laws of the state of Delaware.

         1.65 NB AGREEMENT: The agreement entitled "Cattle Purchase and Sale Agreement" dated as of December 1, 1997 by and between Borrower and National Beef whereby National Beef agrees to purchase cattle delivered by Borrower's member producer/investors.

         1.66 NB INTEREST: the partnership interests, general and limited, in National Beef purchased by Borrower (including indirect acquisition of the GP Interest through Subsidiary) as of any Advance Date.

         1.67 NOTE OR NOTES: the promissory notes executed by Borrower pursuant to Section 6.1 hereof, and all amendments, renewals, substitutions and extensions thereof.

         1.68 NOTE PURCHASE AGREEMENT: the agreement entitled "Note Purchase Agreement," dated November* ___, 1997 by and between Farmland, Agent, and the Syndication Parties, whereby Farmland agrees to purchase the Notes from CoBank and the other Syndication Parties under the circumstances set forth therein.

         1.69     NOTICE OF LOAN ADVANCE: shall have the meaning set forth in
Section 16.3.

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         1.70     ORGANIZATION DOCUMENTS: in the case of a corporation, its
articles or certificate of incorporation and bylaws; in the case of a partnership, its partnership agreement and certificate of limited partnership, if applicable; in the case of a limited liability company, its articles of organization and its operating agreement.

         1.71     PAYMENT ACCOUNT: shall have the meaning set forth in Section
16.10.

         1.72     PAYMENT DISTRIBUTION: shall have the meaning set forth in
Section 16.10.

         1.73     PERMITTED ENCUMBRANCE: shall have the meaning set forth in
Section 10.13.

         1.74 PERSON: any individual, corporation, limited liability company, association, partnership, trust, organization, government, governmental agency, or other entity.

         1.75 POST CLOSING ADJUSTMENT AMOUNT: the amount, which shall not be more than $10,000,000.00, of Purchase Price owing by Borrower pursuant to the Purchase Agreement in excess of the initial payment of $115,000,000.00 (based, in the case of both amounts, on acquisition of an NB Interest which equals a 1.0% general partnership interest and a 49.0% limited partnership interest in National Beef - subject to downward adjustment of $2,300,000.00 for each 1% partnership interest if a lesser amount is acquired) based on National Beef achieving cumulative pre-tax profits equal to or in excess of $94,000,000.00 for the three-year period commencing September 1, 1997, and/or based on National Beef achieving a cumulative EBITDA (as defined in the Purchase Agreement) equal to or in excess of $160,000,000.00 for the three-year period commencing September 1, 1997.

         1.76 POST CLOSING ESCROW ACCOUNT: the escrow account established by Borrower with CoBank using forms furnished by CoBank and into which the Post Closing Escrow Amount will be deposited.

         1.77 POST CLOSING ESCROW AMOUNT: $10,000,000.00 (based on acquisition of an NB Interest which equals 50% of the general and 50% of the limited partnership interests in National Beef - subject to downward adjustment if a lesser amount is acquired so that the Post Closing Escrow Amount is eight percent (8%) of the Purchase Price) to be funded out of the Loan Proceeds.

         1.78 POST CLOSING PARTNERSHIP AGREEMENT: shall have the meaning set forth in Subsection 11.2.4.

         1.79     POTENTIAL DEFAULT: any event, other than an event described in
Section 15.1(a) hereof, which with the giving of notice or lapse of time, or both, would become an Event of Default.

         1.80 PRE CLOSING PARTNERSHIP AGREEMENT: shall have the meaning set forth in Subsection 11.1.18.

         1.81 PURCHASE AGREEMENT: the document entitled "Partnership Interest Purchase Agreement" dated as of July 31, 1997, by and between Borrower and the Sellers.

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         1.82     PURCHASE PRICE: the initial purchase price of up to
$115,000,000.00 plus a Post Closing Adjustment Amount of up to $10,000,000.00 (based, in the case of both amounts, on acquisition of an NB Interest which equals a 1.0% general partnership interest and a 49.0% limited partnership interest in National Beef - subject to downward adjustment of $2,500,000.00 for each 1% partnership interest if a lesser amount is acquired) actually owing and paid by Borrower to the Sellers of the NB Interest to acquire the NB Interest pursuant to the Purchase Agreement, but not including Borrower's other out of pocket costs incurred in connection with such acquisition.

         1.83 PURCHASE PRICE ESCROW ACCOUNT: shall have the meaning set forth in Subsection 11.1.21.

         1.84 QUARTER: the quarters of the calendar year commencing as of January 1, April 1, July 1 and October 1.

         1.85     REQUIRED LICENSE: shall have the meaning set forth in Section
10.10.

         1.86     REGULAR PAYMENTS: shall have the meaning set forth in Section
6.2.

         1.87 REGULATORY CHANGE: shall have the meaning set forth in Section 17.12.

         1.88     SECOND DSR FUNDING DATE: shall have the meaning set forth in
Section 12.16.

         1.89 SECURITY DOCUMENTS: the security agreements, mortgages, deeds of trust, financing statements, pledge agreements, leasehold assignment and consents, assignments and/or other security documents executed by Borrower in favor of Agent, for the benefit of the Syndication Parties, to secure Borrower's performance of its obligations under the Notes and other Loan Documents with a first lien (subject to Permitted Encumbrances) on all assets, real and personal, of Borrower, in form and substance acceptable to Agent.

         1.90 SELLERS: the Persons from which Borrower acquires the NB Interest pursuant to the Purchase Agreement.

         1.91 SUBSIDIARY: USPBCo, LLC, a limited liability company formed under the laws of the State of Minnesota and wholly owned by Borrower.

         1.92 SUCCESSOR AGENT: such Person as may be appointed as successor to the rights and duties of Agent as provided in Section 16.8 of this Credit Agreement.

         1.93     SWAP AGREEMENT: shall have the meaning set forth in Section
5.4.

         1.94 SYNDICATION ACQUISITION AGREEMENT: shall have the meaning set forth in Section 16.26.

         1.95     SYNDICATION INTEREST: shall have the meaning set forth in
Section 16.1.

         1.96     SYNDICATION PARTIES: shall mean:

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                  CoBank in its role as a lender hereunder, but not in its role as Agent hereunder.

and such Persons as shall from time to time execute a Syndication Acquisition Agreement substantially in the form of Exhibit 16.26 hereto signifying their election to purchase all or a portion of the Syndication Interest of any Syndication Party, in accordance with Section 16.26 hereof, and to become a Syndication Party hereunder.

         1.97 SYNDICATION PARTY ADVANCE DATE: shall have the meaning set forth in Section 16.3.

         1.98     SYNDICATION SHARE: shall mean:

                           For CoBank                                  100%

subject to adjustment (a) as provided in Section 16.4 hereof; and (b) for sales or transfers of Syndication Interests by any Syndication Party as provided in
Section 16.26 hereof.

         1.99     THIRD DSR FUNDING DATE: shall have the meaning set forth in
Section 12.16.

         1.100 TITLE COMMITMENTS: shall have the meaning set forth in Subsection 11.1.2.

         1.101 TITLE INSURERS: shall have the meaning set forth in Subsection 11.1.2.

         1.102 TITLE POLICIES: shall have the meaning set forth in Subsection 11.1.2.

         1.103    TRANSFER: shall have the meaning set forth in Section 16.26.

         1.104 UNIT RETAINS: the portion of the purchase price for each head of cattle delivered to Borrower by its members which is retained by Borrower as unit retention capital.

         1.105 WIRE INSTRUCTIONS: shall have the meaning set forth in Section 16.28.

ARTICLE 2. LOAN AMOUNT

         2.1 LOAN. On the terms and conditions set forth in this Credit Agreement, the Syndication Parties agree, each as to their Syndication Share and to the extent of their Maximum Syndication Amount, to make a loan to Borrower in an amount up to the Aggregate Commitment (the "LOAN").

ARTICLE 3. PURPOSES.

         3.1 PURPOSE. The proceeds of the Loan ("LOAN PROCEEDS") may be used by Borrower only to fund (a) a portion, not to exceed fifty percent (50%), of the Purchase Price of Borrower's purchase of the NB Interest pursuant to the Purchase Agreement (after deduction of the amounts used for purposes specified in subparts (b) and (c) of this Section); (b) up to $1,250,000.00 (based on Subsidiary's acquisition of a GP Interest which equals 50% of the general partnership interest in National Beef - subject to proportionate downward adjustment if a

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lesser amount is acquired) to be contributed to Subsidiary as an equity investment; (c) up to $1,000,000.00 to reimburse its member-producers for the amount which they loaned to Borrower and which Borrower placed into escrow pursuant to Section 5.8 of the Purchase Agreement provided that such amount is paid over to Sellers as a credit against the Purchase Price; and (d) other purposes related to the operation of its business as described in Section 13.2 hereof, and Borrower agrees to use the Loan Proceeds for such purposes only.

ARTICLE 4. AVAILABILITY

         4.1 AVAILABILITY. The Loan Proceeds will be made available to Borrower as soon as the applicable conditions set forth in Article 11 hereof have been satisfied and until the applicable Expiration Date ("AVAILABILITY PERIOD"). Unless otherwise agreed, the Loan Proceeds will be made available on any Business Day during the Availability Period by wire transfer of immediately available funds in accordance with written wire transfer instructions to be furnished by Borrower on a form supplied by Agent. Amounts borrowed under the Loan and repaid may not be reborrowed.

ARTICLE 5. INTEREST AND FEES

         5.1 INTEREST CALCULATION. Interest shall be calculated as follows with the interest rate being converted to a daily rate on the basis of a year consisting of 360 days and applied based on the actual number of days the Advance is outstanding.

                  5.1.1 FIXED RATE OPTION. Except as provided in Section 5.2 hereof, the outstanding principal balance under the Notes will bear interest at the Fixed Rate ("FIXED RATE LOANS").

                  5.1.2 DEFAULT INTEREST RATE. All Bank Debt shall, at the sole option of Agent, bear interest at the Default Interest Rate from and after the occurrence and during the continuance of an Event of Default. Upon the occurrence and during the continuance of an Event of Default, at the option of Agent, interest shall be payable upon demand by Agent.

                  5.1.3 INTEREST RATE ADJUSTMENT. The interest rate determined as provided in this Section 5.1 or in Section 5.2, as applicable, shall be subject to increase by 25 basis points as provided and under the conditions described in Subsection 12.16.1 hereof.

         5.2      ADDITIONAL PROVISIONS FOR FIXED RATE LOANS.

                  5.2.1 INAPPLICABILITY OR UNAVAILABILITY OF FIXED RATE. If Agent at any time shall determine that for any reason adequate and reasonable means do not exist for ascertaining the Fixed Rate, then Agent shall promptly give notice thereof to Borrower. If such notice is given and until such notice has been withdrawn by Agent, then any portion of the outstanding principal balance hereof which bears interest determined in relation to the Fixed Rate shall, subsequent to the end of the Fixed Rate Period applicable thereto, bear interest at the Base Rate ("BASE RATE LOANS").

                  5.2.2 CHANGE IN LAW; FIXED RATE LOAN UNLAWFUL. If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the

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interpretation or application thereof (each, a "CHANGE IN LAW") shall make it unlawful for any of the Syndication Parties to (a) advance its Syndication Share of any Fixed Rate Loan or (b) maintain its Syndication Share of all or any portion of the Fixed Rate Loans, each such Syndication Party shall promptly, by telephone or facsimile, notify Agent thereof, and of the reasons therefor and Agent shall promptly notify Borrower thereof and if the notice from such Syndication Party is in writing, Agent shall provide a copy of such notice to Borrower. In the former event, any obligation of any such Syndication Party to make available its Syndication Share of any future Fixed Rate Loan shall immediately be canceled (and, in lieu thereof shall be made as a Base Rate
Loan), and in the latter event, any such unlawful Fixed Rate Loans or portions thereof then outstanding shall be converted, at the option of such Syndication Party, to a Base Rate Loan; provided, however, that if any such Change in Law shall permit the Fixed Rate to remain in effect until the expiration of the Fixed Rate Period applicable to any such unlawful Fixed Rate Loan, then such Fixed Rate Loan shall continue in effect until the expiration of such Fixed Rate Period. Upon the occurrence of any of the foregoing events on account of any change in any law, treaty, rule, regulation or determination of a court or governmental authority or in the interpretation or application thereof, Borrower shall pay to Agent immediately upon demand such amounts as may be necessary to compensate any such Syndication Party for any fees, charges, or other costs incurred or payable by such Syndication Party as a result thereof and which are attributable to any Fixed Rate Loan made available to Borrower hereunder, and any reasonable allocation made by any such Syndication Party among its operations shall be conclusive and binding upon Borrower absent manifest error.

         5.3 FEES. Borrower shall pay or cause to be paid the following fees:

                  5.3.1 ADMINISTRATIVE AGENT FEE. A non-refundable per annum fee ("ADMINISTRATIVE AGENT FEE") equal to $35,000.00, payable to the Agent in advance on the Closing Date and thereafter on each annual anniversary of the Closing Date until the Loan is paid in full and the Syndication Parties have no further obligation to make Advances hereunder.

         5.4 INTEREST RATE PROTECTION. Borrower will execute an interest rate swap agreement with CoBank, in a form substantially similar to Exhibit 5.4 hereto ("SWAP AGREEMENT"), to mitigate the interest rate risk on 100% of the outstanding amount of each Advance for a period from the Advance Date therefor to and including the Maturity Date. Amounts owing to CoBank under the Swap Agreement will not affect the Syndication Share or Maximum Syndication Amount of any Syndication Party, but will be considered indebtedness owing under the Loan and this Credit Agreement for all other purposes, including for purposes of determining amounts owing to CoBank under the Note Purchase Agreement, and will be secured by an equal priority lien on the Collateral.

ARTICLE 6. NOTES; PAYMENTS

         6.1 PROMISSORY NOTES. Each Syndication Party's Syndication Interest in the Loan shall be evidenced by a promissory note, payable to the order of such Syndication Party in the face amount equal to such Syndication Party's Maximum Syndication Amount, in the form attached hereto as Exhibit 6. 1 (each a "NOTE" and collectively, the "NOTES").

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         6.2      PRINCIPAL PAYMENTS. Principal shall be payable in 28 quarterly installments, commencing on April 1, 1998 and on the first day of each succeeding Quarter to and including the Maturity Date ("REGULAR PAYMENTS"). The amount of each principal payment shall be determined as follows:

                  6.2.1 FIRST TWO PAYMENTS. The amount of principal payment due on April 1, 1998 and on July 1, 1998 shall be determined by dividing the Base Amount for each such date, as such Base Amount is shown on Exhibit 6.2 hereto, by 65,000,000 and multiplying the result by the total principal amount advanced and outstanding on April 1, 1998.

                  6.2.2 SUBSEQUENT PAYMENTS. The amount of principal payment due on October 1, 1998 and on each payment due date thereafter, except the final payment due on the Maturity Date, shall be determined by dividing the Base Amount for each such payment due date, as such Base Amount is shown on Exhibit
6.2 hereto, by 65,000,000 and multiplying the result by the total principal amount advanced and outstanding on October 1, 1998. The amount of the final principal payment due on the Maturity Date shall be equal to the full amount of principal then outstanding, which will involve a balloon payment on such date anticipated to be in excess of $36,000,000.00 (based on total Advances of $65,000,000.00). Principal amounts paid may not be reborrowed.

         In the event there is more than one Note outstanding at any time, the amount of principal payment allocable to each such Note will be determined by multiplying the total principal payment determined as provided above by a fraction the numerator of which is the principal amount of such Note and the denominator of which is $65,000,000.00.

         6.3 INTEREST PAYMENTS. Interest shall be payable at the time each Regular Payment is due and on the Maturity Date.

         6.4 APPLICATION OF REGULAR PAYMENTS. Regular Payments and prepayments shall be applied pro rata to Base Rate Loans (if any) and to Fixed Rate Loans. Upon the occurrence and during the continuance of an Event of Default or Potential Default, all amounts paid to Agent shall be applied, as Agent in its sole discretion shall determine, to fees, interest or principal indebtedness under the Notes, or to any other Bank Debt. The amount of Loan Proceeds advanced and other Bank Debt, and all payments by or on behalf of Borrower, of such amounts, shall be entered on the books of the Agent and/or the Syndication Parties and such entries shall be presumptive evidence of the unpaid amounts outstanding from time to time under the Notes and other Loan Documents.

         6.5 MANNER OF PAYMENT. All payments, including prepayments, that Borrower is required or permitted to make under the terms of this Credit Agreement shall be made to Agent (a) in immediately available federal funds, to be received no later than 12:00 noon Central Time of the Business Day on which such payment is due by wire transfer through Federal Reserve Bank, Kansas City, Routing Number: 307088754, COBANK ENGWD (or to such other account as Agent may designate by notice); and (b) without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, impost, duties, charges, fees, deductions, withholding, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless Borrower is required by law to make such deduction or withholding.

         6.6 MANNER OF PAYMENTS FROM DSR ACCOUNT. Agent may, at its sole option, make a debit to the DSR Account in the amount of any Regular Payment or any interest payment not received by Agent within ten (10) days of the date such payment is due (without regard to periods of grace).

ARTICLE 7. PREPAYMENTS

         7.1 VOLUNTARY PREPAYMENTS. Borrower shall have the right to prepay all or any part of the outstanding principal balance under the Loan at any time in integral multiples of $1,000,000.00 (or the entire outstanding balance, if less), with at least three Business Days prior notice and upon payment of all Funding Losses calculated as provided in Subsection 7.1.1 hereof. Principal amounts prepaid may not be reborrowed.

                  7.1.1 FUNDING LOSSES. "FUNDING LOSSES" shall be applicable only to payment or prepayment of Fixed Rate Loans and shall be determined by the Agent for the purposes of this Credit Agreement as follows:

         (a) Determine the difference between: (i) the Fixed Rate in effect for the first day of the Fixed Rate Period during which the prepayment occurs (less the Fixed Rate Margin in effect on such date) for the Fixed Rate Loan being prepaid, minus (ii) the Fixed Rate in effect on the day on which the prepayment occurs (less the Fixed Rate Margin in effect on such date), provided the amount shall not be less than zero.

         (b) Then divide the amount so determined by 360 and multiply the result (i) by the amount being prepaid, and (ii) by the number of days remaining in the Interest Period of the Fixed Rate Loan being prepaid.

         7.2 MANDATORY PREPAYMENTS. Concurrently with the payment of the Post Closing Adjustment Amount to Sellers, Borrower shall make a mandatory prepayment on the Loan equal to fifty percent (50%) of the Post Closing Escrow Amount after subtracting therefrom the Post Closing Adjustment Amount. The amount of such mandatory prepayment shall be applied to the Regular Payments in the inverse order that they become due, and may not be reborrowed. Borrower shall not be obligated to pay Funding Losses on the amount of such mandatory prepayment.

         7.3 APPLICATION OF PREPAYMENTS. Provided no Event of Default or Potential Default has occurred and is continuing, all prepayments of principal will be applied pro rata to Base Rate Loans (if any) and Fixed Rate Loans. Upon the occurrence and during the continuance of an Event of Default or Potential Default, Borrower hereby agrees that all amounts paid to Agent, including prepayments, shall be applied, as Agent in its sole discretion shall determine, to fees, interest or principal indebtedness under the Notes (in such order of maturity as Agent shall select), or to any other Bank Debt.

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

ARTICLE 8. COBANK EQUITY

         Borrower agrees to purchase such equity interests in CoBank ("COBANK EQUITY INTERESTS") as CoBank may from time to time require in accordance with its bylaws and capital plan as applicable to cooperative borrowers generally. In connection with the foregoing, Borrower hereby acknowledges receipt, prior to the execution of this Credit Agreement, of CoBank's bylaws, a written description of the terms and conditions under which the CoBank Equity Interests are issued, CoBank's Loan-Based Capital Plan, CoBank's most recent annual report, and if more recent than CoBank's latest annual report, its latest quarterly report.

ARTICLE 9. SECURITY

         9.1 BORROWER'S ASSETS. As security for the payment and performance of all obligations of Borrower to Agent, to CoBank (including but not limited to all obligations of Borrower under Article 8 hereof and under any agreement entered into by and between Borrower and CoBank pursuant to, or in furtherance of the purposes and requirements of, Section 5.4 hereof), and to the Syndication Parties, including but not limited to principal and interest under the Notes, purchases of CoBank Equity Interests, fees, Funding Losses, reimbursements, and all other Bank Debt or obligations under any of the Loan Documents, Borrower shall grant to, and maintain for, Agent, for the benefit of all present and future Syndication Parties, a first lien and security interest, subject only to Permitted Encumbrances, in all of its assets, both real and personal, tangible and intangible, whether now owned or hereafter acquired, including, without limitation, the NB Interest, all cattle, all feed, all accounts, Borrower's rights under the Purchase Agreement (including indemnification rights), all funds in the Post Closing Escrow Account in excess of the Post Closing Adjustment Amount, all funds in the DSR Account, the NB Agreement, the Delivery Agreements, and all of Borrower's interest in Subsidiary ("COLLATERAL"), pursuant to the Security Documents; provided that none of the Syndication Parties other than CoBank shall have a lien on the CoBank Equity Interests. Borrower shall execute and deliver to Agent, for the benefit of the Syndication Parties, the Security Documents to evidence the security interest of Agent, for the benefit of the Syndication Parties, in the Collateral, together with such financing statements or other documents as Agent shall request. Borrower shall deliver the originals of any certificates representing the NB Interest to Agent, for the benefit of all present and future Syndication Parties. Borrower shall also execute such further security agreements, mortgages, deeds of trust, financing statements, assignments or other documents as Agent shall reasonably request, in form and substance as Agent shall specify, to establish, confirm, perfect or provide notice of Agent's security interest (for the benefit of all Syndication Parties) in the Collateral. If requested by Agent: (a) Borrower and Agent shall place a legend on any chattel paper included in the Collateral showing Agent's security interest therein; and (b) Borrower shall deliver to Agent possession of any chattel paper, instruments and securities included in the Collateral (duly endorsed to Agent's reasonable satisfaction).

ARTICLE 10. REPRESENTATIONS AND WARRANTIES

         To induce the Syndication Parties to make the Loan, and recognizing that the Syndication Parties are relying thereon, Borrower represents and warrants as follows:

         10.1 ORGANIZATION, GOOD STANDING, ETC. Borrower: (a) is duly organized, validly existing, and in good standing under the laws of its state of incorporation; (b) qualifies as a cooperative association under the laws of its state of incorporation; (c) is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary; and (d) has all requisite corporate and legal power (i) to own and operate its assets and to carry on its business, (ii) to enter into and perform the Loan Documents to which it is a party, (iii) to acquire the NB Interest for the Purchase Price, and (iv) to enter into the Purchase Agreement, the Delivery Agreements and the NB Agreement.

         10.2 CORPORATE AUTHORITY, DUE AUTHORIZATION; CONSENTS. Borrower has full power and authority to conduct its business as contemplated to be operated from and after the Closing Date; to execute, deliver and perform under this Credit Agreement, the Notes, all other Loan Documents and all other documents and agreements as contemplated by this Credit Agreement, to acquire the NB Interest for the Purchase Price, and to enter into the Purchase Agreement, the Delivery Agreements and the NB Agreement; all of which have been duly authorized. All consents or approvals of any Person which are necessary for, or are required as a condition of: (a) the execution, delivery and performance of the Loan Documents, the Purchase Agreement, the Delivery Agreements, and the NB Agreement, and (b) the purchase of the NB Interest for the Purchase Price, have been obtained.

         10.3 LITIGATION. Except as described on Exhibit 10.3 hereto, there are, no pending legal or governmental actions, proceedings or investigations to which Borrower is a party or to which any property of Borrower is subject which might result in any Material Adverse Effect and, to Borrower's knowledge, no such actions or proceedings are threatened or contemplated by any federal, state, county, or city (or similar unit) governmental agency or any other Person.

         10.4 NO VIOLATIONS. The execution, delivery and performance of the Loan Documents, the Purchase Agreement, the Delivery Agreements, and the NB Agreement, and the acquisition of the NB Interest will not: (a) violate any provision of Borrower's articles of incorporation or bylaws, or any law, rule, regulation, judgment, order or ruling of any court or governmental agency; (b) violate, conflict with, result in a breach of, constitute a default under, or with the giving of notice or the expiration of time or both, constitute a default under, any existing real estate mortgage, indenture, lease, security agreement, contract, note, instrument or any other agreements or documents binding on Borrower or affecting its property; or (c) violate, conflict with, result in a breach of constitute a default under, or result in the loss of, or restriction of rights under, any Required License or any order, law, rule, or regulation under or pursuant to which any Required License was issued or is maintained ("LICENSING LAWS").

         10.5 BINDING AGREEMENT. Each of the Loan Documents to which Borrower is a party is, or when executed and delivered, will be, the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject only to limitations on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity.

         10.6 COMPLIANCE WITH LAWS. Borrower is in compliance with all federal, state, and local laws, rules, regulations, ordinances, codes and orders, including without limitation all Environmental Laws and all Licensing Laws, with respect to which noncompliance would result in a Material Adverse Effect.

         10.7 PRINCIPAL PLACE OF BUSINESS. Borrower's place of business, or chief executive office if it has more than one place of business, and the place where the records required by Section 12.1 hereof are kept, is located at the place(s) shown on Exhibit 10.7 hereto.

         10.8     ACQUISITION OF NB INTEREST. As of the time of the initial
Advance: (a) Borrower has acquired (including indirectly through acquisition of the GP Interest by Subsidiary) an NB Interest for the Purchase Price (proportionate to the percentage of NB Interest acquired) in accordance with the terms and provisions of the Purchase Agreement, and (b) the NB Interest acquired as of the initial Advance Date (i) represents no less than a one-half percent (1/2%) general partnership interest and a twenty-four and one-half percent (24.5%) limited partnership interest in National Beef, which shall equal (A) no less than twenty-five percent (25%) of the entire general partnership interest (including voting rights, capital accounts, rights to receive distributions, and profits interest) in National Beef and (B) no less than twenty five percent (25%) of the entire limited partnership interest (including management and voting rights, capital accounts, rights to receive distributions, and profits interest) in National Beef, and (ii) entitles Borrower at least a twenty-five percent (25%) voting interest on the National Beef management committee if Borrower acquires (including indirect acquisition through Subsidiary) twenty-five percent (25%) of the entire general and limited partnership interests and at least a fifty percent (50%) voting interest on the National Beef management committee if Borrower acquires (including indirect acquisition through Subsidiary) fifty percent (50%) of the entire general and limited partnership interests.

         10.9 PAYMENT OF TAXES. Borrower has filed all required federal, state and local tax returns and has paid all taxes as shown on such returns as they have become due. Borrower has paid when due all other taxes, assessments or impositions levied or assessed against Borrower or its business or properties.

         10.10 LICENSES AND APPROVALS. Borrower has ownership of, or license to use, or has been issued, all trademarks, patents, copyrights, franchises, certificates, approvals, permits, authorities, agreements, and licenses which are used or necessary to permit it to own its properties and to conduct the business as presently being conducted ("REQUIRED LICENSES"). Exhibit 10.10 lists all Required Licenses presently in existence with respect to Borrower. Each Required License is in full force and effect, and there is no outstanding notice of cancellation or termination or, to Borrower's knowledge, any threatened cancellation or termination in connection therewith, nor has an event occurred with respect to any Required License which, with the giving of notice or passage of time or both, could result in the revocation or termination thereof or otherwise in any impairment of Borrower's rights with respect thereto, which impairment could reasonably be expected to have a Material Adverse Effect. No consent, permission, authorization, order, or license of any governmental authority, is necessary in connection with the: (a) execution, delivery, performance, or enforcement of and under the Loan Documents to which Borrower is a party; (b) the acquisition of the NB Interest for the Purchase Price pursuant to the terms and conditions of the Purchase Agreement, or (c) the execution, delivery, and performance of and under the Delivery Agreements or the NB Agreement, except such as have been obtained and are in full force and effect and as are described on Exhibit 10.10.

         10.11 EMPLOYEE BENEFIT PLANS. Borrower does not presently maintain or participate in, and has not in the past maintained or participated in, and is not obligated to contribute to, any of the following (each a "BORROWER BENEFIT PLAN" and collectively "BORROWER BENEFIT PLANS"): (a) any funded "employee welfare benefit plan," as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA"); (b) any "multiemployer plans," as defined in Section 3(37) of ERISA; (c) any "employee pension benefit plan" as defined in Section 3(2) of ERISA; (d) any "employee benefit plan", as such term is defined in Section 3(3) of ERISA; (e) any "multiple employer plan" within the meaning of Section 413 of the Internal Revenue Code of 1986, as amended from time to time ("CODE"); (f) any "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA; (g) a "voluntary employees' beneficiary association" within the meaning of Section 501(a)(9) of the Code; (h) a "welfare benefit fund" within the meaning of Section 419 of the Code; or (i) any employee welfare benefit plan within the meaning of Section 3(1) of ERISA for the benefit of retired or former employees.

         10.12 EQUITY INVESTMENTS. Borrower does not now own any stock or other voting or equity interest, directly or indirectly, in any Person other than: (a) the NB Interest, (b) the CoBank Equity Interests, (c) its membership interest in Subsidiary, and (d) as set forth on Exhibit 10.12.

         10.13    REAL PROPERTY; Title to Real and Personal Property. Borrower:
(a) has all real property interests, including without limitation, fee interests, leasehold interests, easements, licenses and rights of way which are necessary for the conduct of Borrower's business; and (b) does not own any fee interest or leasehold interest, or any other interest, including without limitation any easements, rights of way or licenses, in real property, other than as set forth on Exhibit 10.13 hereto ("BORROWER'S REAL PROPERTY"). Borrower holds good and marketable title to all of Borrower's Real Property (other than rights of way, easements and similar interests in real property which in the aggregate are not material), owns all of its personal property, and holds all of its leases, free and clear of any lien, pledge, restriction, or encumbrance, except as specifically identified in Exhibit 10.13 attached hereto or as permitted by Section 13.3 hereof ("PERMITTED ENCUMBRANCES"). All of Borrower's leases which constitute Material Agreements are in full force and effect and afford Borrower peaceful and undisturbed possession of the subject matter thereof.

         10.14 PERSONAL PROPERTY. Borrower has all tangible personal property necessary for the conduct of Borrower's business as it is being conducted; all such property is in good operating condition and repair, reasonable wear and tear excepted, and suitable in all material respects for the uses for which it is being utilized; and all such property (other than titled motor vehicles) is described in one or more of the Security Documents.

         10.15    ENVIRONMENTAL COMPLIANCE. Without limiting the provisions of
Section 10.6 above, all property owned or leased by Borrower and all operations conducted by it are in compliance in all material respects with all Laws relating to environmental protection, with respect to which the failure to comply would have a Material Adverse Effect.

         10.16 FISCAL YEAR. Each fiscal year of Borrower begins on September 1 of each calendar year and ends on August 31 of each calendar year.

         10.17 MATERIAL AGREEMENTS. That Exhibit 10.17 attached hereto sets forth all agreements of Borrower, the termination or breach of which, based upon Borrower's knowledge as of the date of making any representation with respect thereto, would have a Material Adverse Effect ("MATERIAL AGREEMENTS"). Neither Borrower nor, to Borrower's knowledge, any other party to any Material Agreement, is in default thereunder, and no facts exist which with the giving of notice or the passage of time, or both, would constitute such a default.

         10.18 REGULATIONS G, U AND X. No portion of any Advance will be used for the purpose of purchasing, carrying, or making loans to finance the purchase of, any "margin security" or "margin stock" as such terms are used in Regulations G, U or X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 207, 221, and 224.

         10.19 TRADEMARKS, TRADENAMES, ETC. Borrower has ownership or the lawful right to use all tradenames, trademarks, and other intellectual property which it utilizes in its business as presently being conducted and as anticipated to be conducted, and all such property or property rights are described on Exhibit 10.19 hereto.

         10.20 BORROWER'S DUE DILIGENCE; NOTICE FROM SELLERS. Borrower: (a) has performed the due diligence investigations described in Section 7.1(k) of the Purchase Agreement and, based upon such investigations, is reasonably satisfied that there is no fact or circumstance, excluding normal market conditions and the effects thereof which individually and in the aggregate has or may have a material adverse effect on (i) the business, financial condition, operations, results of operations, or future Prospects (as that term is defined in the Purchase Agreement) of National Beef, or (ii) the accuracy, as of the date of Borrower's acquisition of the NB Interest, of any of the representations and warranties of Sellers made to Borrower in Section 3.1 or Article IV of the Purchase Agreement, determined without regard to any "knowledge" limitation, and with materiality determined in the aggregate for all such representations and warranties; and (b) has not received any notice from any of the Sellers under
Section 5.6 of the Purchase Agreement relative to any development causing a breach of any of the representations and warranties in Article IV of the Purchase Agreement.

         10.21 SUBSIDIARY. Borrower is the only member of Subsidiary and Subsidiary (a) is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of Kansas; (b) is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary; and (c) has all requisite corporate and legal power (i) to own and operate its assets, including the GP Interest, and to carry on its business, and (ii) to acquire the GP Interest for up to $2,500,000.00 (based on Subsidiary's acquisition of a GP Interest which equals 50% of the general partnership interest in National Beef - subject to proportionate downward adjustment if a lesser amount is acquired) including an allocable portion of the Post Closing Adjustment Amount.

         10.22 DISCLOSURE. The representations and warranties contained in this Article 10 and in the other Loan Documents or in any financial statements or projections provided to CoBank do not contain any untrue statement of a material fact or omit to state a material fact necessary to make such representations or warranties not misleading.

ARTICLE 11. CONDITIONS TO ADVANCES

         11.1 CONDITIONS TO CLOSING. The obligation of the Syndication Parties to make the Loan and the Advance thereunder is subject to satisfaction, in Agent's sole discretion, of each of the following conditions precedent:

                  11.1.1 LOAN DOCUMENTS. Agent shall have received duly executed originals of the Loan Documents.

                  11.1.2 SEARCHES; UCC FILINGS; RECORDINGS; TITLE INSURANCE. Agent shall have received: (a) searches of appropriate filing offices dated no more than fourteen (14) days prior to the Closing Date showing that (i) no state or federal tax liens have been filed which remain in effect against Borrower,
(ii) except with respect to Permitted Encumbrances no financing statements have been filed by any Person except to perfect the security interests required by this Credit Agreement, which remain in effect against Borrower or any of its assets, (iii) all financing statements necessary to perfect the security interests granted to Agent (for the benefit of the Syndication Parties) under the Loan Documents have been filed or recorded, to the extent such security interests are capable of being perfected by such filing, and (iv) all of the Loan Documents required to be recorded or filed to perfect the security interests and liens granted therein shall be so recorded and filed; (b) mortgagees' title insurance commitments ("TITLE COMMITMENTS") acceptable to Agent from one or more insurers acceptable to Agent (the "TITLE INSURERS") committing to issue one or more title policies (ALTA Loan Policy Form) (the "TITLE POLICIES") insuring the lien in favor of Agent (on behalf of the Syndication Parties) on each parcel of Borrower's Real Property owned in fee by Borrower having an estimated Fair Market Value of $25,000.00 or more as a first priority lien on such real property, subject only to Permitted Encumbrances, and
(i) deleting the standard printed exceptions and the gap exception, (ii) containing `only such exceptions to title as are reasonably acceptable to Agent, and (iii) containing such other endorsements as Agent may reasonably require; and (c) either a Title Commitment or, at Borrower's option, a written ownership and encumbrance report of current date indicating that there are no prior liens on each parcel of Borrower's Real Property having an estimated Fair Market Value of less than $25,000.00. In addition, in the case of the parcels of real property covered by a Title Commitment, as of the Closing Date Agent shall have received from the Title Insurers a written confirmation acceptable to Agent confirming that the Title Insurers are irrevocably committed to issue the Title Policies.

                  11.1.3 APPROVALS. Agent shall have received evidence satisfactory to it that all consents and approvals of governmental authorities and third parties which are with respect to Borrower, necessary for, or required as a condition of: (a) the validity and enforceability of the Loan Documents to which they are a party; (b) creation of and realization on, Agent's lien (for the benefit of the Syndication Parties) on the Collateral; (c) the acquisition of the NB Interest for the Purchase Price in accordance with the terms and conditions of the Purchase Agreement; and (d) the execution of and performance under the Delivery Agreements and the NB Agreement, have, in each such case, been obtained and are in full force and effect.

                  11.1.4   ORGANIZATIONAL DOCUMENTS. Agent shall have received:
(a) good standing certificates, dated no more than thirty (30) days prior to the Closing Date, for Borrower, Subsidiary, and Farmland for their respective states of incorporation and, with respect to Borrower and Subsidiary, for each state where its operations require qualification or authorization to transact business; (b) a copy of the articles of incorporation of Borrower and

Farmland certified by the Secretary of State of their state of organization; (c) a copy of the bylaws of Borrower, certified as true and complete by the Secretary or Assistant Secretary of Borrower; and (d) a copy of Subsidiary's Articles of Organization and Operating Agreement certified to by any governmental official with which they must be filed, or if none, then by Subsidiary's manager(s).

                  11.1.5 EVIDENCE OF CORPORATE ACTION. Agent shall have received in form and substance satisfactory to Agent: (a) documents evidencing all corporate action taken by Borrower to authorize (including the specific names and titles of the persons authorized to so act ("AUTHORIZED OFFICERS")) the execution, delivery and performance of the Loan Documents to which it is a party, the acquisition of the NB Interest for the Purchase Price in accordance with the terms and conditions of the Purchase Agreement, and the execution of and performance under the Purchase Agreement, the Delivery Agreements and the NB Agreement, certified to be true and correct by the Secretary or Assistant Secretary of Borrower; (b) documents evidencing all corporate action taken by Farmland to authorize (including the specific names and titles of the persons authorized to so act) the execution, delivery and performance of the Note Purchase Agreement, certified to be true and correct by the Secretary or Assistant Secretary of Farmland; and (c) a consent to the Subsidiary's acquisition of the GP Interest executed by Borrower (as the sole member of Subsidiary) and Subsidiary's manager(s).

                  11.1.6 LEGAL OPINION FOR BORROWER AND FARMLAND. Agent shall have received opinions of counsel for Borrower and for Farmland (who shall be acceptable to Agent), in form and content acceptable to Agent and addressed to Agent and to each Syndication Party (and expressly permitting reliance thereon by each future Syndication Party).

                  11.1.7 EVIDENCE OF INSURANCE. Borrower shall have provided Agent with insurance certificates and such other evidence, in form and substance satisfactory to Agent, of all insurance required to be maintained by it under the Loan Documents.

                  11.1.8 PHASE I ENVIRONMENTAL STUDIES; 40-YEAR TITLE HISTORY. Borrower shall have submitted to Agent: (a) such studies, investigations and reports with respect to environmental matters for real property owned by Borrower, from consultants acceptable to Agent as may be reasonably requested by Agent, and (b) a 40-year title history for those parcels of real property owned by Borrower as to which Agent shall request such title history; and content and results of those studies, investigations and reports, and such title histories, shall be reasonably acceptable to Agent.

                  11.1.9 SURVEY. Borrower shall have provided Agent with ALTA improvement plat surveys of all Borrower's Real Property and having a Fair Market Value of $25,000.00 or more, which surveys, the certifications thereon, and all information contained therein, shall be acceptable to Agent.

                  11.1.10 MATERIAL AGREEMENTS. Agent shall have received copies of those Material Agreements as Agent may request in its sole discretion.

                  11.1.11 APPOINTMENT OF AGENT FOR SERVICE. Agent shall have received evidence satisfactory to Agent that (a) Borrower has appointed Doherty Rumble & Butler Professional

Association to serve as its agent for service of process at their Denver, Colorado office (presently at 2370 Tabor Center, 1200 Seventeenth Street), and that Doherty Rumble & Butler Professional Association has accepted such appointment by Borrower; and (b) Farmland has appointed The Corporation Company to serve as its agent for service of process at their Denver, Colorado office (presently at 1675 Broadway), and that The Corporation Company has accepted such appointment by Farmland, in accordance with Section 17.2 of this Credit Agreement and Section 7.7 of the Note Purchase Agreement.

                  11.1.12 NO MATERIAL CHANGE. No change shall have occurred in the condition or operations of Borrower since July 31, 1997 which could result in a Material Adverse Effect.

                  11.1.13 FEES AND EXPENSES. Borrower shall have paid Agent, by wire transfer of immediately available federal funds all fees set forth in
Section 5.3 hereof and any other fees owing to Agent which are due on the Closing Date, and all expenses owing pursuant to Section 17.1 hereof.

                  11.1.14 APPLICATION; COBANK EQUITY INTEREST PURCHASE OBLIGATION. Borrower shall have: (a) completed the loan application form provided by CoBank; and (b) purchased such CoBank Equity Interests as CoBank may require pursuant to Article 8 hereof.

                  11.1.15 NOTE PURCHASE AGREEMENT. Farmland shall have executed and delivered to Agent the Note Purchase Agreement substantially in the form of
Exhibit 11.1.15 hereto.

                  11.1.16 PURCHASE AGREEMENT. Borrower shall have provided to Agent an executed copy of the Purchase Agreement (including all exhibits and schedules thereto), and such agreement shall be in form and substance satisfactory to Agent, including, without limitation, any provisions relating to rights of first refusal, put/call options or rights, or other similar rights or options.

                  11.1.17 EXECUTION OF DELIVERY AGREEMENTS AND NB AGREEMENT. Borrower shall have provided such evidence as Agent shall require that: (a) Borrower and each other party thereto has executed and delivered the Delivery Agreements in form and substance satisfactory to Agent; (b) the Delivery Agreements provide for (i) delivery to Borrower of at least 1,200,000 head of cattle per year (based on Borrower's acquisition (including indirect acquisition through Subsidiary's acquisition of the GP Interest) of an NB Interest which equals 50% of the general and 50% of the limited partnership interests in National Beef - subject to proportionate downward adjustment if a lesser amount is acquired) for a period often (10) years, and (ii) Borrower's right to impose a Unit Retain in an amount per head of cattle per year as shall be necessary to enable Borrower to meet its obligations under Section 12.17 hereof, (c) Borrower has sent written notice to the counterparties to all Delivery Agreements notifying them that all of the contingencies set forth in Section 13 thereof have been satisfied; (d) Borrower and National Beef have executed and delivered the NB Agreement in form and substance satisfactory to Agent; (e) that National Beef's execution of and performance under the NB Agreement has been approved in writing by each of the general partners of National Beef; and (f) the NB Agreement provides that National Beef has agreed to purchase from (Borrower at least 1,200,000 head of cattle per year (based on Borrower's acquisition (including indirect acquisition through Subsidiary's acquisition of the GP Interest) of an NB Interest which equals 50% of the general and 50% of the limited partnership interests in National Beef - subject to proportionate downward adjustment if a lesser amount is acquired) for a period of not less than ten (10) years.

                  11.1.18 PARTNERSHIP AGREEMENT . Borrower shall have provided Agent with a certified copy of the executed partnership agreement, including all amendments, which governed National Beef prior to Borrower's acquisition of the NB Interest ("PRECLOSING PARTNERSHIP AGREEMENT").

                  11.1.19 DSR ACCOUNT. Borrower shall have established the DSR Account with CoBank and shall have executed such account control agreements and/or other documentation as CoBank shall require in connection therewith.

                  11.1.20 POST CLOSING ESCROW ACCOUNT. Borrower shall have established the Post Closing Escrow Account with CoBank and shall have executed such escrow agreements and/or other documentation as CoBank shall require in connection therewith.

                  11.1.21 PURCHASE PRICE ESCROW ACCOUNT. Borrower shall have established with CoBank the escrow account into which the portion of the Advance representing the Purchase Price other than the Post Closing Adjustment Amount, is to be disbursed ("PURCHASE PRICE ESCROW ACCOUNT") and shall have executed such escrow agreements and/or other documentation as CoBank shall require in connection therewith.

                  11.1.22 SUBSIDIARY FUNDING. Borrower shall have provided Agent with evidence satisfactory to Agent of Borrower's equity contribution to Subsidiary in the amount of $2,500,000.00 (based on Subsidiary's acquisition of a GP Interest which equals 50% of the general partnership interest in National Beef - subject to proportionate downward adjustment if a lesser amount is acquired).

                  11.1.23 FURTHER ASSURANCES. Borrower shall have provided and/or executed and delivered to Agent such further assignments, documents or financing statements, in form and substance satisfactory to Agent, that Borrower is to execute and/or deliver pursuant to the terms of the Loan Documents or as Agent may reasonably request.

         11.2 CONDITIONS TO ADVANCE. The Syndication Parties' obligation to fund each Advance is subject to the satisfaction, in Agent's sole discretion, of each of the following conditions precedent, as well as those set forth in
Section 11.1 hereof:

                  11.2.1 ADVANCE REQUEST. Agent shall have received from Borrower (including by facsimile transmission) at least three Business Days prior to the date Borrower requests as the Advance Date: (a) a duly completed request in the form attached hereto as Exhibit 11.2.1 ("ADVANCE REQUEST") which has been signed by an Authorized Officer; and (b) such other information or documentation as Agent may request. The Advance Request shall be deemed to have been received on the Business Day received if actually received by Agent before 12:00 noon, Central Time, and as of the next Business Day if received by Agent after such time or on other than a Business Day; provided that the Advance Request shall not be deemed to have been received by Agent until it is satisfactory to Agent and includes all information and documentation that Agent may request. The Advance Request shall be irrevocable.

                  11.2.2 POSSESSION OF DOCUMENTS. Agent shall have received possession of: (a) all instruments or securities, if any, representing the NB Interest, in form and substance satisfactory to Agent; and (b) all instruments or securities, if any, representing Borrower's ownership interest in Subsidiary, in form and substance satisfactory to Agent.

                  11.2.3 FUNDING OF POST CLOSING ESCROW ACCOUNT. The Advance Request shall instruct, or will be deemed to have instructed, Agent to make an Advance to the Post Closing Escrow Account equal to the proportion of the Post Closing Adjustment Amount attributable to the percentage of NB Interest being acquired in connection with the Advance.

                  11.2.4 ACQUISITION OF NB INTEREST. Borrower shall have provided Agent with: (a) a certified copy of the executed partnership agreement, including all amendments, which will govern National Beef upon and after Borrower's acquisition (including Borrower's indirect acquisition of the GP Interest through Subsidiary) of the NB Interest for which the Advance is being requested ("POST-CLOSING PARTNERSHIP AGREEMENT") and which shows the general and limited Percentage Interest of Borrower and Subsidiary, as applicable, and (b) such other evidence as Agent shall require that (i) Borrower has acquired (including Borrower's indirect acquisition of the GP Interest through Subsidiary) an NB Interest proportionate to the amount of Advance being requested for the Purchase Price (or applicable proportion thereof depending on the amount of NB Interest being acquired) in accordance with the terms and conditions of the Purchase Agreement, and that, for the initial Advance, such NB Interest satisfies the minimum ownership requirements set forth in Section 10.8 hereof, and (ii) there has been contributed to Borrower, and deposited by Borrower in the Purchase Price Escrow Account capital in an amount not less than fifty percent (50%) of the Purchase Price (or applicable portion thereof depending on the amount of NB Interest being acquired) less the applicable Post Closing Adjustment Amount, in each case (a) or (b) in form and substance satisfactory to Agent.

                  11.2.5 WAIVERS OF PUT/CALL RIGHTS REGARDING NB INTEREST; CONSENT TO PLEDGE AND EXERCISE OF RIGHTS. Borrower shall have provided Agent with (a) an executed copy of the Consent and Agreement (Pre-Closing Partners and Partnership Agreement); (b) an executed copy of the Consent and Agreement (Post-Closing Partners and Partnership Agreement); and (c) such other evidence as Agent shall reasonably require that: (i) any transfer restrictions or rights of first refusal contained in the Pre-Closing Partnership Agreement, the Post-Closing Partnership Agreement, the Purchase Agreement, or in any other document, do not apply to the granting of a security interest in or foreclosure sales (or transfers in lieu of foreclosure) of the NB Interest by Agent or the Syndication Parties pursuant to the Security Documents; and (ii) the minimum purchase/offer price under any put/call provision or similar provision contained in the Post-Closing Partnership Agreement or in any other document, is not less than the amount of Bank Debt owing on the date of payment of such amount, such evidence to be in form and substance satisfactory to Agent.

                  11.2.6 NATIONAL BEEF ACKNOWLEDGMENT, CONSENT AND AGREEMENT. Borrower shall have provided Agent with the written and executed acknowledgment, consent and agreement of National Beef and its partners in form and substance satisfactory to Agent in its discretion regarding Borrower's pledge of a security interest in the NB Interest to Agent and the Syndication Parties as required hereunder and the rights arising on account of such pledge.

                  11.2.7 DSR ACCOUNT FUNDING. Borrower shall have funded the DSR Account in the amount which, as of the date of such Advance, is required by
Section 12.16 hereof.

                  11.2.8 SWAP AGREEMENT. Agent shall have received from Borrower an executed Swap Agreement with respect to such Advance.

                  11.2.9 DEFAULT. As of the Advance Date no Event of Default or Potential Default shall have occurred and be continuing, and the disbursing of the amount of the Loan Proceeds requested in the Advance Request shall not result in an Event of Default or Potential Default.

                  11.2.10 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Borrower and of Farmland contained in each of the Loan Documents to which it is a party, shall be true and correct in all material respects on and as of the date on which the Advance is to be made as though made on such date. Borrower shall have paid Agent, by wire transfer of immediately available U.S. funds all fees set forth in Section 5.3 hereof which are then due and payable, including all expenses owing pursuant to Section 17.1 hereof.

         11.3 ADDITIONAL DISBURSEMENT CONDITIONS. At no time and in no event shall the Syndication Parties collectively be obligated to make an Advance:

                  11.3.1   AMOUNT OF ADVANCES. In an amount: (a) in excess of
(i) fifty percent (50%) of the Purchase Price applicable to the amount of NB Interest being acquired in connection with the Advance or (ii) the amount of equity being deposited by Borrower into the Purchase Price Escrow Account on account of such acquisition of NB Interest; or (b) less than $2,500,000.00.

                  11.3.2 AGGREGATE COMMITMENT AMOUNT. In an amount which, when added to all prior Advances, would be in excess of the Aggregate Commitment.

                  11.3.3 NUMBER OF ADVANCES; DISBURSEMENT PERIOD. In excess of eight Advances in the aggregate, or if the Advance would be made (a) during a calendar month in which an Advance was previously made, or (b) other than during the Availability Period.

                  11.3.4 AMENDMENT TO PURCHASE AGREEMENT; NEW AGREEMENT. Other than the initial Advance on the Closing Date, unless Agent shall have received either (a) a fully executed amendment to the Purchase Agreement, or (b) a new agreement with the remaining partners of National Beef, which in either case grants Borrower (acting on its own behalf and through Subsidiary) the right, without penalty or additional cost beyond the proportionate amount of the Purchase Price, to acquire portions of the NB Interest subsequent to the Closing Date and until the Expiration Date.

                  11.3.5 ILLEGALITY OF LOAN. After the enactment of any law by any governmental authority having jurisdiction over any Syndication Party which would make it unlawful in any respect for such Syndication Party to make the Advance or maintain its Syndication Share of the Loan.

ARTICLE 12. AFFIRMATIVE COVENANTS

         From and after the date of this Credit Agreement and until the Bank Debt is indefeasibly paid in full and the Syndication Parties have no obligation to make any Advance hereunder, Borrower agrees that it will observe and comply with, the following covenants for the benefit of Agent and the Syndication
Parties:

         12.1 BOOKS AND RECORDS. Borrower shall at all times keep proper books of record and account, in which correct and complete entries shall be made of all its dealings, in accordance with GAAP.

         12.2 REPORTS AND NOTICES. Borrower shall provide to Agent the following reports, information and notices:

                  12.2.1 ANNUAL FINANCIAL STATEMENTS. As soon as available, but in no event later than one hundred and twenty (120) days after the end of any fiscal year of Borrower occurring during the term hereof annual financial statements of Borrower prepared in accordance with GAAP consistently applied which shall: (a) be audited by independent certified public accountants selected by Borrower which are reasonably acceptable to Agent; (b) be accompanied by a report of such accountants containing an opinion reasonably acceptable to Agent;
(c) be accompanied by a Compliance Certificate; (d) be prepared in reasonable detail and in comparative form; and (e) include a balance sheet, an income statement, a statement of cash flows, a statement of stockholders' equity, and all notes and schedules relating thereto.

                  12.2.2 QUARTERLY FINANCIAL STATEMENTS. As soon as available but in no event more than sixty (60) days after the end of each Quarter the following financial statements or other information concerning Borrower's operations, prepared in accordance with GAAP consistently applied: (a) a balance sheet, (b) an income statement, (c) a statement of cash flows, (d) a statement of stockholders' equity, for such Quarter and for the year to date, (e) an accounts receivable report showing (i) aggregate balances owed on a current, 30-day, 60-day, 90-day and over 90-day basis, (ii) by name of account debtor, those accounts (and amounts) which are more than 90-days past due, and (iii) by name of account debtor, those accounts (and amounts) as to which the account debtor has (A) threatened or asserted a set-off, defense or adverse claim or (B) threatened or asserted a refusal to pay, (f) by name and amount owing all account debtors whose outstanding balances individually constitute in excess of five percent (5%) of Borrower's total accounts receivable at the time of the report, and (g) such other quarterly statements as Agent may reasonably request, which quarterly statements requested under this clause (g) shall include any and all notes and schedules thereto. Such quarterly financial statements required pursuant to this Subsection shall be accompanied by a Compliance Certificate.

                  12.2.3 NOTICE OF DEFAULT. As soon as the existence of any Event of Default or Potential Default becomes known to any officer of Borrower, Borrower shall promptly give Agent written notice of such Event of Default or Potential Default, the nature and status thereof, and the action being taken or proposed to be taken with respect thereto.

                  12.2.4 NOTICE OF CERTAIN CHANGES. Borrower shall: (a) notify Agent at least ten (10) Business Days prior to the occurrence of any change in the name or business form of Borrower or Subsidiary; and (b) take, or cause Subsidiary to take, all actions necessary or reasonably requested by Agent in order to maintain the perfected status of Agent's first lien and security interest (subject only to Permitted Encumbrances) in the Collateral.

                  12.2.5 NOTICE OF LITIGATION. Borrower shall promptly notify Agent in writing of all litigation in which Borrower or Subsidiary is a party, and which either: (a) involves an amount of $100,000 or more, singly or in the aggregate at any time; or (b) could reasonably be expected to result in a Material Adverse Effect with respect to Borrower.

                  12.2.6 NOTICE OF MATERIAL ADVERSE EFFECT. Promptly after Borrower obtains knowledge thereof, notice of any matter which has resulted or would result in a Material Adverse Effect.

                  12.2.7 NOTICE OF ENVIRONMENTAL LITIGATION. Without limiting the provisions of Subsection 12.2.5 hereof, promptly after Borrower's receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or other communication alleging a condition that may require Borrower or Subsidiary to undertake or to contribute to a cleanup or other response under Environmental Regulations, or which seeks penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such laws, or which claims personal injury or property damage to any person as a result of environmental factors or conditions or which, if adversely determined, could have a Material Adverse Effect.

                  12.2.8 REGULATORY AND OTHER NOTICES. Promptly after Borrower's receipt thereof, copies of any notices or other communications received from any governmental authority with respect to any matter or proceeding the effect of which could reasonably be expected to have a Material Adverse Effect.

                  12.2.9 ADVERSE ACTION REGARDING REQUIRED LICENSES. In the event Borrower learns that any petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, order to show cause, complaint or proceeding is pending, or, to the best of Borrower's knowledge, threatened, to seek to revoke, cancel, suspend, modify, or limit any of the Required Licenses, Borrower shall provide Agent with prompt written notice thereof and shall take, or cause to be taken, all reasonable measures to contest such action in good faith.

                  12.2.10 DEFAULT UNDER DELIVERY AGREEMENTS OR NB AGREEMENT. As soon as the existence of any event of default or occurrence which, with the giving of notice or the lapse of time, or both, would become an event of default under (a) any of the Delivery Agreements or (b) the NB Agreement becomes known to Borrower, Borrower shall promptly give Agent written notice of such event of default or occurrence which, with the giving of notice or the lapse of time, or both, would become an event of default, the nature and status thereof, and the action being taken or proposed to be taken with respect thereto; provided that no report shall be required under subpart (a) of this Subsection so long as the total number of cattle default or occurrence which, with the giving of notice or the lapse of time, or both, would become an event of default exist does not at any time exceed, in the aggregate, five percent (5%) of the number of cattle required, at such time, to be subject to Delivery Agreements under Subsection 11.1.17(b)(i) hereof.

                  12.2.11  ADDITIONAL INFORMATION. With reasonable promptness:
(a) copies of all communications which Borrower receives or initiates from or to any counterparty which in any way discuss or relate to nonperformance of any such counterparty to (i) any of the Delivery Agreements or (ii) the NB Agreement; (b) such additional financial information or other documentation as Agent may reasonably request; and (c) all financial statements, business reports, projections or forecasts, notices of distributions, or notices of capital calls received by Borrower with respect to National Beef, provided that no report shall be required under subpart (a)(i) of this Subsection so long as the total number of cattle subject to those Delivery Agreements as to which such communications relate does not at any time exceed, in the aggregate, five percent (5%) of the number of cattle required, at such time, to be subject to Delivery Agreements under Subsection 11.1.17(b)(i) hereof.

         12.3 ELIGIBILITY. Borrower shall maintain its membership base so that not less than fifty percent (50%) of its equity interest is owned by Persons engaged in the business of raising and feeding cattle or producing other agricultural products.

         12.4 MAINTENANCE OF EXISTENCE AND QUALIFICATION. Borrower shall maintain its corporate existence in good standing under the laws of the state of Kansas. Borrower (a) will qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business, operations and properties; and (b) shall cause Subsidiary to maintain its corporate existence in good standing under the laws of the state of Kansas. Borrower will qualify and remain qualified, and will cause Borrower to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business, operations and properties.

         12.5 COMPLIANCE WITH LEGAL REQUIREMENTS AND AGREEMENTS. Borrower shall, and shall cause Subsidiary to: (a) comply with all laws, rules, regulations and orders applicable to Borrower (or Subsidiary, as applicable) or its business; and (b) comply with all agreements, indentures, mortgages, and other instruments to which it (or Subsidiary, as applicable) is a party or by which it or any of its (OR Subsidiary, or any of Subsidiary's, as applicable) property is bound; provided, however, that the failure of Borrower to comply with this sentence in any instance not directly involving Agent or a Syndication Party shall not constitute an Event of Default unless such failure would have a Material Adverse Effect.

         12.6 COMPLIANCE WITH ENVIRONMENTAL LAWS. Without limiting the provisions of Section 12.5 of this Credit Agreement, Borrower shall, and shall cause Subsidiary to, comply in all material respects with, and take all reasonable steps necessary to cause all persons occupying or present on any properties owned or leased by Borrower (or Subsidiary, as applicable) to comply with, all Environmental Regulations, the failure to comply with which would have a Material Adverse Effect.

         12.7 TAXES. Borrower shall cause to be paid, and shall cause Subsidiary to pay, when due all taxes, assessments, and other governmental charges upon it, its income, its sales, its properties (or upon Subsidiary and its income, sales, and properties, as applicable), and federal and state taxes withheld from its (or Subsidiary's, as applicable) employees earnings, unless such taxes, assessments, or other governmental charges shall be contested in good faith by appropriate actions or legal proceedings and Borrower shall establish adequate reserves therefor in accordance with GAAP.

         12.8 INSURANCE. Borrower shall keep the Collateral (including, without limitation, all cattle during such times as Borrower has, or is deemed to have, title thereto or while they are in Borrower's control, care, or possession, and including while they are being transported) insured at all times by an insurance carrier or carriers reasonably acceptable to Agent which have an Al rating by the current BEST Key Rating Guide, against all risks covered by a special form policy (and including flood (for property located in a flood plain zone), earthquake and windstorm coverage) in the amount of the full replacement cost (other than with respect to motor vehicles) of the Collateral as well as liability, workers compensation, business interruption, boiler and machinery and such other insurance as Bank may reasonably require, in amounts and with deductibles or maximum payouts customarily carried by entities in similar lines of business. Borrower shall also maintain fidelity coverage (including employee dishonesty) on such officers and employees and in such amounts as Agent shall specify, or in the absence of any such specification, as customarily carried by corporations engaged in comparable businesses and comparably situated. Such insurance policies shall contain such reasonable endorsements as Agent shall from time to time require and all liability policies shall name Agent as an additional insured as its interests may appear (and for the benefit of the Syndication Parties). All such casualty insurance policies shall be endorsed with a mortgagee's or loss payable clause, as appropriate, in favor of Agent (and for the benefit of the Syndication Parties). Certificates of all insurance referred to in this Section satisfactory to Agent shall be delivered to and held by Agent, and the policy or policies evidencing all such insurance shall be provided to Agent upon Agent's request therefor. All such insurance policies shall contain a provision requiring at least ten (10) days' notice to Agent prior to any cancellation for non-payment of premiums and at least forty-five
(45) days' notice to Agent of cancellation for any other reason or of modification or non-renewal. No later than forty (40) days prior to expiration, Borrower shall give Agent (a) satisfactory written evidence of renewal of all such policies with premiums paid, or (b) a written report as to the steps being taken by Borrower to renew or replace all such policies, provided that notwithstanding the receipt of such written report, Agent may at any time thereafter give Borrower written notice to provide Agent with such evidence as described in clause (a), in which case Borrower must do so within ten (10) days of such notice. Borrower agrees to pay all premiums on such insurance as they become due, and will not permit any condition to exist on or with respect to the Collateral which would wholly or partially invalidate any insurance thereon. Effective upon the occurrence of an Event of Default, all of Borrower's right, title and interest in and to all such policies and any unearned premiums paid thereon are hereby assigned to Agent (for the benefit of the Syndication Parties) who shall have the right, but not the obligation, to assign the same to any purchaser of the Collateral at any foreclosure sale. Borrower shall give immediate written notice to the insurance carrier and Agent of any loss. Borrower hereby authorizes and empowers Agent upon the occurrence and during the continuation of an Event of Default, at Agent's option and in Agent's sole discretion, to act as attorney-in-fact for Borrower to make proof of loss, to adjust and compromise any claim under insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Agent's expenses incurred in the collection of such proceeds.

         12.9 TITLE TO ASSETS AND MAINTENANCE. Borrower shall defend and maintain title to all its properties and assets, including the Collateral. Borrower shall keep its assets, both real and personal, including the Collateral, in good order and condition consistent with industry practice and shall make all necessary repairs, replacements and improvements so that its business may be properly and advantageously conducted.

         12.10 PAYMENT OF LIABILITIES. Borrower shall pay all liabilities (including, without limitation: (a) any indebtedness for borrowed money or for the deferred purchase price of property or services; (b) any obligations under leases which have or should have been characterized as capitalized leases, as determined in accordance with GAAP; and (c) any contingent liabilities, such as guaranties, for the obligations of others relating to indebtedness for borrowed money or for the deferred purchase price of property or services or relating to obligations under leases which have or should have been characterized as capitalized leases, as determined in accordance with GAAP) as they become due beyond any period of grace under the instrument creating such liabilities, unless (with the exception of the Bank Debt) they are contested in good faith by appropriate actions or legal proceedings, Borrower establishes adequate reserves therefor in accordance with GAAP, and such contesting will not result in a Material Adverse Effect.

         12.11 FURTHER ASSURANCES; REAL PROPERTY SECURITY INTERESTS. Borrower shall, as may be required from time to time by Agent, provide such documents as may be necessary or desirable in the judgment of Agent to verify the existence and perfection of the security interest in the Collateral granted to Agent for the benefit of the Syndication Parties. Promptly after the purchase or other acquisition of any fee interest in real estate having a cost or Fair Market Value of $25,000.00 or more, Borrower shall provide Agent with written notice of such acquisition and shall grant to Agent (for the benefit of the Syndication Parties) a first deed of trust or mortgage on such real estate (subject to liens permitted by Section 13.3 hereof), such deed of trust or mortgage to be in form and substance as reasonably specified by Agent. In connection with the delivery of any mortgage or deed of trust, Borrower shall, where required under the guidelines set forth in Subsection 11.1.2 of this Credit Agreement, deliver to Agent a mortgagee's Title Policy satisfactory to Agent in such amount as Agent shall specify, but in no event greater than the value of the real estate, to be obtained at Borrower's sole cost. In connection with entering into, as lessee, any lease of an interest in real property which lease calls for a rental payment equal to or in excess of $25,000.00 per annum, Borrower shall deliver to Agent a leasehold assignment & consent (naming Agent as assignee for the benefit of the Syndication Parties) in form and substance satisfactory to Agent, together with such consents or estoppels of lessor as Agent shall specify.

         12.12 INSPECTION. Borrower shall permit Agent or its agents, during normal business hours or at such other times as the parties may agree, to examine Borrower's properties, books, and records, and to discuss Borrower's affairs, finances, operations, and accounts with its respective officers, directors, employees, and independent certified public accountants.

         12.13 REQUIRED LICENSES; PERMITS; ETC. Borrower shall duly and lawfully obtain and maintain in full force and effect all Required Licenses as appropriate for the business being conducted and properties owned by Borrower at any given time.

         12.14 ERISA. In the event Borrower adopts, maintains, or becomes obligated to make payments under, any Borrower Benefit Plan in the future (which Borrower may not do without the prior written consent of Agent), Borrower shall: (a) cause each such Borrower Benefit Plan to comply in all material respects with the Code and ERISA, including but not limited to preparing and delivering each material report, statement or other document required by ERISA and the Code within the period specified therein and conforming in form and substance to the provisions thereof; (b) cause any Borrower Benefit Plan that is intended to satisfy the requirements of Section 401(a) of the Code to satisfy such requirements including, but not limited to obtaining a favorable determination letter with respect to each such Borrower Benefit Plan; and (c) prepare, deliver, and (d) administer each Borrower Benefit Plan in all material respects in accordance with the terms of such plan and with ERISA, the Code, and any other applicable law, except to the extent any failure to comply with the preceding clauses (a),
(b) or (c) would not have a Material Adverse Effect. Borrower shall take any actions necessary to terminate its status as a participating employer in any employee benefit plan (within the meaning of Section 3(3) of ERISA) sponsored by another entity. Within ten (10) Business Days after receiving such notice, Borrower shall furnish to Agent any notice received by Borrower relating to an assertion of withdrawal liability imposed by any Multiemployer Plan upon Borrower or Borrower's controlled group prior to the Closing Date, or relating to any violation of the provisions of the Code or ERISA asserted by the Department of Labor, the Pension Benefit Guaranty Corporation or the Department of the Treasury with respect to any Borrower Benefit Plan that could reasonably be expected to have a Material Adverse Effect.

         12.15 CATTLE ACQUISITION AND SALE. In acquiring cattle, Borrower shall: (a) comply with all applicable state and federal laws, including brand inspection and bill of sale laws in connection with its acquisition and sale of cattle or other livestock, and (b) take such steps as are necessary and prudent to be certain that the cattle Borrower acquires from its members or otherwise, and the cattle it sells to National Beef, are, in each case, free of any security interest or agister's or similar lien, other than the lien created pursuant hereto and to the Security Documents. In selling cattle to National Beef, Borrower shall: (x) sell to National Beef in cash sales only (and not for credit), (y) if National Beef fails to pay Borrower for such cattle in a timely manner as provided in the Packers and Stockyards Act (i) give written notice to National Beef (with a copy filed with the Secretary of Agriculture) within thirty (30) days after payment is due or within fifteen (15) days after a payment instrument is dishonored, and (ii) as, and within the time, required by the Packers and Stockyards Act in order to take advantage of the statutory trust provisions thereof, commence suit against National Beef for damages or file a reparation complaint with the Secretary of Agriculture, and (z) not provide to National Beef or otherwise any written waiver of the trust provisions of the Packers and Stockyards Act.

         12.16 DEBT SERVICE RESERVE FUNDING. Borrower shall, within the time period set forth below, establish and maintain with CoBank a reserve account ("DSR Account") in an amount determined by Agent as approximating one year's principal payments under the Loan (but excluding the balloon portion of the payment required on the Maturity Date) and one year's interest payments under the Loan (calculated on and as of the Closing Date and recalculated on and as of each subsequent Advance Date and on and as of January 1, 1999 and on and as of each January 1 thereafter using the rate of interest in effect on the Notes as of such date of calculation (using a dollar weighted blended rate in the event both the Fixed Rate and the Base Rate are then applicable to balances owing under the Notes) as determined by Agent (as so determined as of the Closing Date and as of any subsequent Advance Date or January 1, the "FULL DSR AMOUNT"). Borrower shall fund the DSR Account according to the following schedule: (a) no

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

later than ninety (90) days after the Closing Date ("FIRST DSR FUNDING DATE") Borrower shall fund the DSR Account so that the balance therein is an amount equal to twenty-five percent (25%) of the Full DSR Amount in effect as of that date, and, in addition, at each Advance Date subsequent to the First DSR Funding Date but before the Second DSR Funding Date, Borrower shall fund the DSR Account with such additional amount as may be necessary so that the balance therein is an amount equal to twenty-five percent (25%) of the Full DSR Amount as recalculated as of such Advance Date; (b) no later than one hundred and eighty
(180) days after the Closing Date ("SECOND DSR FUNDING DATE") Borrower shall fund the DSR Account in an amount equal to an aggregate of fifty percent (50%) of the Full DSR Amount in effect as of that date, and, in addition, at each Advance Date subsequent to the Second DSR Funding Date but before the Third DSR Funding Date, Borrower shall fund the DSR Account with such additional amount as may be necessary so that the balance therein is an amount equal to fifty percent (50%) of the Full DSR Amount as recalculated as of such Advance Date; and (c) no later than three hundred and sixty (360) days after the Closing Date ("THIRD DSR FUNDING DATE") Borrower shall fund the DSR Account so that the balance therein is an amount equal to an aggregate of one hundred percent (100%) of the Full DSR Amount in effect as of that date, and, in addition, at each Advance Date, if any, subsequent to the Third DSR Funding Date but before the Expiration Date, Borrower shall fund the DSR Account with such additional amount as may be necessary so that the balance therein is an amount equal to one hundred percent (100%) of the Full DSR Amount as recalculated as of such Advance Date. Solely for the purpose of determining whether Borrower has met the funding requirements of this Section, but not for the purpose of determining the Full DSR Amount for the purposes of Section 12.17 hereof, the amount of any DSR Debit will be deemed to have been replenished.

         12.17 DSR ACCOUNT DEBITS. In the event Borrower or Agent make a debit to the DSR Account to make a quarterly payment of principal and/or interest ("DSR DEBIT"), the following provisions will apply:

                  12.17.1 SINGLE DSR DEBIT. In the event a DSR Debit is made at a time when the DSR Account contains the percentage of the Full DSR Amount required pursuant to the schedule set forth in Section 12.16 hereof, the Interest Rate shall increase by 25 basis points until such time as the DSR Account is fully replenished by the amount of the DSR Debit.

                  12.17.2 ADDITIONAL DSR DEBIT. In the event a DSR Debit is made at a time when the DSR Account has been previously decreased by the amount of one DSR Debit (and following which the DSR Account was not fully replenished to the percentage of the Full DSR Amount required pursuant to the schedule set forth in Section 12.16 hereof), Borrower shall be prohibited from: (a) returning any Unit Retains or (b) making any retirement of equity, until, in the cases of
(a) and (b), the DSR Account is replenished to the percentage of the Full DSR Amount required pursuant to the schedule set forth in Section 12.16 hereof.

                  12.17.3 DSR ACCOUNT BELOW 40% OF FULL DSR AMOUNT. In the event the amount in the DSR Account shall at any time fall below forty percent (40%) of the percentage of the Full DSR Amount required pursuant to the schedule set forth in Section 12.17 hereof, it shall constitute an Event of Default unless the DSR Account is replenished to the percentage of the Full DSR Amount required pursuant to the schedule set forth in Section 12.16 hereof within thirty (30) days of such occurrence.

         12.18 UNIT RETAINS. Borrower shall, under the Delivery Agreements or otherwise, obtain the contractual right to, and shall in fact, assess and collect or retain Unit Retains for cattle delivered or required to be delivered pursuant to the Delivery Agreements such that the aggregate of all such Unit Retains during each calendar year shall be not less than $8,400,000.00 (based on Borrower's acquisition of an NB Interest (including indirect acquisition through Subsidiary) which equals 50% of the general and 50% of the limited partnership interests in National Beef - subject to proportionate downward adjustment if a lesser amount is acquired); and Borrower shall take such action as is necessary to ensure that such Unit Retains (a) are "qualified" under the Internal Revenue Code of 1986 so as to not be taxable to Borrower under federal law and (b) are available as unit retention capital for Borrower's general business purposes including debt service.

         12.19 FINANCIAL COVENANTS. Borrower shall as of the end of each Fiscal Quarter (maintain a Debt Service Coverage Ratio of not less than 1.1:1.

         12.20 PERFORMANCE UNDER DELIVERY AGREEMENTS AND NB AGREEMENT. Borrower shall perform in a timely manner all of its obligations under the Delivery Agreements and the NB Agreement.

ARTICLE 13. NEGATIVE COVENANTS

         From and after the date of this Credit Agreement until the Bank Debt is indefeasibly paid in full and the Syndication Parties have no obligation to disburse Loan Proceeds, Borrower agrees that it will observe and comply with the following covenants:

         13.1 BORROWING. Borrower shall not create, incur, assume or permit to exist: (a) any indebtedness for borrowed money or for the deferred purchase price of property or services; (b) any contingent liabilities, such as guarantees; or (c) any obligations under leases which have or should have been characterized as capital leases, as determined in accordance with GAAP, except for: (w) amounts owing on open account for purchases and services where such purchases and services were made or obtained in the ordinary course of Borrower's business and where such accounts call for payment within no more than forty-five (45) days from the date of the billing for such purchases or services; (x) leases and purchase money financing of property used in the ordinary course of Borrower's business the aggregate amount of which does not exceed $50,000.00 at any one time; (y) the indebtedness outstanding on the date hereof and which is described on Exhibit 13.1 hereto; and (z) indebtedness constituting any refinancing or refunding of indebtedness described in subparagraphs (x) and (y) of this Section, provided that the principal amount thereof does not increase as a result of any such refinancing or refunding from the balance owing on the date hereof or on the date of such refinancing or refunding, whichever is lower.

         13.2 NO OTHER BUSINESSES. Borrower shall not transact or engage in any business other than the purchasing of cattle from member/investors, the selling and marketing of cattle, and the development of an integrated cattle processing and beef marketing structure (including the execution of marketing and processing agreements) for the benefit of its members, the development and marketing of cattle identification and information data, collection and transfer systems, the facilitating the assignment or lease by members of their rights and obligations arising out of their interests in Borrower, the ownership of the NB Interest and participation in management of National Beef, and the ownership of Subsidiary.

         13.3 LIENS. Borrower will not create, incur, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance on, or any security interest in, any of the Collateral, except:

                  (a) liens for taxes or other governmental charges which are not due or remain payable without penalty, or are being contested in good faith by appropriate actions or proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made for such taxes or other governmental charges;

                  (b) deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations or in connection with or to secure the performance of bids, tenders, trade contracts or leases or to secure statutory obligations or surety or appeal bonds or other pledges or deposits of like nature and all in the ordinary course of business;

                  (c) mechanics', carriers', workmen's, repairmen's or other like liens arising in the ordinary course of business in respect of obligations not yet due or which are being contested in good faith and by appropriate proceedings;

                  (d) easements, rights-of-way, zoning restrictions and other similar matters incidental to the ownership of property which do not in the aggregate materially detract from the value of such property or assets or materially impair their use in the operation of the business of Borrower; and

                  (e) purchase money security interests in property (including any security interest created in a lease transaction); provided that: (i) such property is used in the ordinary course of Borrower's business, provided that such security interests shall attach only to the property so purchased (or, if applicable, leased), (ii) the amount of the purchase money financing so secured does not exceed the amount permitted under Section 13.1 hereof, and (iii) the purchase (or, if applicable, lease) occurred subsequent to the Closing Date.

         13.4 SALE OF ASSETS. Borrower will not sell, convey, assign, lease or otherwise transfer or dispose of, voluntarily, by operation of law or otherwise, any of the Collateral to any Person, except that; (a) Borrower may dispose of equipment which is obsolete or no longer used or useful by Borrower in its business so long as (i) no Event of Default has occurred and is continuing, and (ii) the transfer is made in an arms length transaction; (b) Borrower may dispose of worn-out equipment so long as (i) if an Event of Default has occurred and is continuing, any proceeds are paid to Agent (for the benefit of the Syndication Parties) and (ii) such sales do not involve equipment having an aggregate fair market value in excess of $50,000.00 for all such equipment disposed of in any calendar year; and (c) Borrower may sell cattle, inventory, and farm products in the ordinary course of its business.

         13.5 LIABILITIES OF OTHERS. Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligation of any other Person.

         13.6     THIS SECTION INTENTIONALLY LEFT BLANK.

         13.7 MERGER; ACQUISITIONS; BUSINESS FORM; ETC. Borrower shall not merge or consolidate with any entity, or acquire all or substantially all of the assets of any person or entity, or form or create any new subsidiary (other than Subsidiary) or affiliate, change its business form from a Kansas cooperative corporation, or commence operations under any other name, organization, or entity, including any joint venture; provided that Borrower may operate under a trade name so long as (a) it has made a prior written request to Agent for permission to do so and (i) Borrower shall have received Agent's consent, or
(ii) Agent has not responded to such request within ten (10) Business Days of receipt thereof, in which case Agent shall be deemed to have consented, and (b) in any case, Borrower shall have taken such action and executed such documents, including, without limitation, UCC-1 financing statements, as Agent shall reasonably request to create, perfect, or maintain perfection, of Syndication Parties' security interest in the Collateral, including such trade name.

         13.8 LOANS, ADVANCES AND INVESTMENTS. Except for the purchase of CoBank Equity Interests, and ownership of Subsidiary, Borrower will not make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that Borrower may own, purchase or acquire:

                  (a) commercial paper maturing not in excess of one year from the date of acquisition and rated P1 by Moody's Investors Service, Inc. or Al by Standard & Poor's Corporation on the date of acquisition;

                  (b) certificates of deposit in North American commercial banks rated C or better by Keefe, Bruyette & Woods, Inc. or 3 or better by Cates Consulting Analysts, maturing not in excess of one year from the date of acquisition;

                  (c) obligations of the United States government or any agency thereof, the obligations of which are guaranteed by the United States government, maturing, in each case, not in excess of one year from the date of acquisition;

                  (d) repurchase agreements of any bank or trust company incorporated under the laws of the United States of America or any state thereof and fully secured by a pledge of obligations issued or fully and unconditionally guaranteed by the United States government;

                  (e)      the NB Interest; and

                  (f) the Post Closing Adjustment Account, the DSR Account, and investments in CoBank's cash investment program.

         13.9 TRANSACTIONS WITH RELATED PARTIES. Borrower shall not purchase, acquire, or sell any equipment, other personal property, real property or services from or to any affiliate, except in the ordinary course of Borrower's business and upon fair and reasonable terms no less favorable than would be obtained by Borrower in a comparable arm's-length transaction with an unrelated Person; provided that the purchase of cattle under the terms of the Delivery Agreements and the sale of cattle pursuant to the terms of the NB Agreement shall not be subject to the prohibitions of this Section so long as Borrower is in compliance with Section 13.13 hereof.

         13.10 ERISA. Borrower shall not: (a) adopt, maintain or become obligated to contribute to any Borrower Benefit Plan without the prior written consent of Agent; (b) engage in or permit any transaction which results in a "prohibited transaction" (as such term is defined in Section 406 of ERISA) or in the imposition of an excise tax pursuant to Section 4975 of the Code; (c) engage in or permit any transaction or other event which results in a "reportable event" as such term is defined in Section 4043 of ERISA for any Borrower Pension Plan; (d) fail to make full payment when due of all amounts which, under the provisions of any Borrower Benefit Plan, Borrower is required to pay as contributions thereto; (e) permit to exist any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) in excess of $25,000.00, whether or not waived, with respect to any Borrower Pension Plan; (f) fail to make any payments to any "multiemployer plan" that Borrower may be required to make under any agreement relating to such "multiemployer plan" or any law pertaining thereto; or (g) terminate any Borrower Pension Plan in a manner which could result in the imposition of a lien on any property of Borrower pursuant to
Section 4068 of ERISA. Borrower shall not terminate any Borrower Pension Plan so as to result in any liability to the Pension Benefit Guaranty Corporation. As used in this Section, all terms enclosed in quotation marks shall have the meanings set forth in ERISA. Borrower's failure to comply with any of the foregoing provisions of this Section shall not constitute a breach of this Credit Agreement or an Event of Default unless such failure has a Material Adverse Effect.

         13.11 PAYMENT OF DIVIDENDS. Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of any class of its capital stock now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of its capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction or capital or otherwise) in respect of any such shares or retire capital equities or other written notices of allocation, or make any other distribution or allocation of its earnings, surplus or assets to any holder of stock, allocated equities or other written notices of allocation, or agree to do any of the foregoing; provided that Borrower may: (a) refund any Unit Retains and/or pay interest on Unit Retains so long as such interest payments are treated as expenses to be deducted from income in the calculation of the Debt Service Coverage Ratio; (b) distribute patronage-sourced earnings annually in the form of cash and qualified written notices of allocation, so long as the cash portion is the minimum amount required to qualify the distribution as a deductible patronage distribution for federal income tax purposes, and such written notices constitute equity and not debt; (c) during any fiscal year of Borrower retire written notices of allocation issued during any previous fiscal year, and (d) redeem or retire the interests of retiring and/or terminated members, so long as, in the case of (a), (b), (c), and/or (d), Borrower will, after taking into account any such payments, satisfy the Debt Service Coverage Ratio requirements of Section 12.18 hereof as of the end of the Quarter during which such payments or refunds will be made.

         13.12 CHANGE IN FISCAL YEAR. Borrower shall not change its fiscal year from a year ending on the last Saturday in the month of August.

         13.13 CHANGE IN SUBSIDIARY OWNERSHIP. Borrower shall not sell or otherwise transfer it membership interest in Subsidiary nor shall Borrower vote its membership interest to allow any new members in Subsidiary

         13.14 AMENDMENT AND/OR WAIVER OF PROVISIONS OF DELIVERY AGREEMENTS AND/OR NB AGREEMENT. Borrower shall not, without the prior written consent of Agent, amend, or agree to amend, or waive any material provision of, or give its consent with respect to any material matter under, any of the Delivery Agreements or the NB Agreement.

ARTICLE 14. INDEMNIFICATION

         14.1 GENERAL; STAMP TAXES; INTANGIBLES TAX. Borrower agrees to indemnify and hold Agent and each Syndication Party and their directors, officers, employees, agents, professional advisers and representatives ("INDEMNIFIED PARTIES") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which Agent or any other Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including attorneys' fees incurred by any Indemnified Party, arising out of or resulting from: (a) the material inaccuracy of any representation or warranty of or with respect to Borrower in this Credit Agreement or the other Loan Documents or with respect to Farmland in the Note Purchase Agreement; (b) the material failure of Borrower or Farmland to perform or comply with any covenant or obligation of Borrower or Farmland under this Credit Agreement or the other Loan Documents; or (c) the exercise by Agent of any right or remedy set forth in this Credit Agreement or the other Loan Documents, provided that Borrower shall have no obligation to indemnify any Indemnified Party against claims, damages, losses, liabilities, costs or expenses to the extent that a court of competent jurisdiction renders a final non-appealable determination that the foregoing are solely the result of the willful misconduct or gross negligence of such Indemnified Party. In addition, Borrower agrees to indemnify and hold the Indemnified Parties harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which Agent or any other Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including attorneys' fees incurred by any Indemnified Party, arising out of or resulting from the imposition or nonpayment by Borrower of any stamp tax, intangibles tax, or similar tax imposed by any state, including any amounts owing by virtue of the assertion that the property valuation used to calculate any such tax was understated. Borrower shall have the right to assume the defense of any claim as would give rise to Borrower's indemnification obligation under this Section with counsel of Borrower's choosing so long as such defense is being diligently and properly conducted and Borrower shall establish to the Indemnified Party's satisfaction that the amount of such claims are not, and will not be, material in comparison to the liquid and unrestricted assets of Borrower available to respond to any award which may be granted on account of such claim. So long as the conditions of the preceding sentence are met, Indemnified Party shall have no further right to reimbursement of attorney's fees incurred thereafter. The obligation to indemnify set forth in this Section shall survive the termination of this Credit Agreement and other covenants.

         14.2 INDEMNIFICATION RELATING TO HAZARDOUS SUBSTANCES. Borrower shall not locate, produce, treat, transport, incorporate, discharge, emit, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from any property owned or held by Borrower, except in accordance with all Environmental Regulations; Borrower shall not permit any Hazardous Substance to be located, produced, treated, transported, incorporated, discharged, emitted, released, deposited, disposed of or to escape in, upon, under, over or from any property owned or held by Borrower, except in accordance with Environmental Regulations; and Borrower shall comply with all Environmental Regulations which are applicable to such property. If Agent reasonably believes that an Environmental Regulation has been violated by Borrower's activities upon property owned or held by Borrower, and if Agent so requests, Borrower shall have prepared an environmental review, audit, assessment and/or report relating to the subject property, at Borrower's sole cost and expense, by an engineer or other environmental expert acceptable to Agent. Borrower shall indemnify the Indemnified Parties against, and shall reimburse the Indemnified Parties for, any and all claims, demands, judgments, penalties, liabilities, costs, damages and expenses, including court costs and attorneys' fees incurred by the Indemnified Parties (prior to trial, at trial and on appeal) in any action against or involving the Indemnified Parties, resulting from any breach of the foregoing covenants in this Section or the covenants in Section 12.6 hereof, or from the discovery of any Hazardous Substance in, upon, wider or over, or emanating from, such property, it being the intent of Borrower and the Indemnified Parties that the Indemnified Parties shall have no liability or responsibility for damage or injury to human health, the environmental or natural resources caused by, for abatement and/or clean-up of, or otherwise with respect to, Hazardous Substances by virtue of the interest of Agent, or any Syndication Party, in the property created by any documents securing Bank Debt (including without limitation the Loan Documents) or as the result of Agent or any Syndication Party exercising any of its rights or remedies with respect thereto, including but not limited to becoming the owner thereof by foreclosure or conveyance in lieu of foreclosure; provided that such indemnification as it applies to the exercise by Agent or any Syndication Party of its rights or remedies with respect to the Loan Documents shall not apply to claims arising solely with respect to Hazardous Substances brought onto such property by Agent or such Syndication Party while engaged in activities other than operations substantially the same as the operations previously conducted on such property by Borrower. The foregoing covenants of this Section shall be deemed continuing covenants for the benefit of the Indemnified Parties, and any successors and assigns of the Indemnified Parties, including but not limited to the holder of any certificate of purchase, any transferee of the title of Agent or any Syndication Party or any subsequent owner of the property, and shall survive the satisfaction or release of any lien, any foreclosure of any lien and/or any acquisition of title to the property or any part thereof by Agent or any Syndication Party, or anyone claiming by, through or under Agent or any Syndication Party or Borrower by deed in lieu of foreclosure or otherwise. Any amounts covered by the foregoing indemnification shall bear interest from the date incurred at the Default Interest Rate, shall be payable on demand, and shall be secured by the Security Documents. The indemnification and covenants of this Section shall survive the termination of this Credit Agreement and other covenants.

ARTICLE 15. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         15.1 EVENTS OF DEFAULT. The occurrence of any of the following events (each an "EVENT OF DEFAULT") shall, at the option of Agent, make the entire Bank Debt immediately due and payable (provided, that in the case of an Event of Default under Subsection 15.1(f) all amounts owing under the Notes and the other Loan Documents shall automatically and immediately become due and payable without any action by or on behalf of Agent), and Agent may exercise all rights and remedies for the collection of any amounts outstanding hereunder and take whatever action it deems necessary to secure itself, all without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

                  (a) Failure of Borrower to pay within five (5) days of the date when due, whether by acceleration or otherwise, any of the Bank Debt in accordance with this Credit Agreement or the other Loan Documents.

                  (b) Any representation or warranty set forth in any Loan Document, the, Advance Request, any financial statements or reports or projections or forecasts, or in connection with any transaction contemplated by any such document, shall prove in any material respect to have been false or misleading when made by Borrower or Farmland.

                  (c) Any default by Borrower or Farmland, as applicable, in the performance or compliance with the covenants, promises, conditions or provisions of Sections 12.3, 12.8, 12.12, 12.15, 12.16, 12.17, 12.19, 13.1, 13.3, 13.4, 13.5, 13.7, 13.10, 13.11, 13.12, or
         13.13 of this Credit Agreement, or Sections 2.3, 3.2, or 7.4 of the Note Purchase Agreement.

                  (d) Any default by Borrower or Farmland, as applicable, in the performance or compliance with the covenants, promises, conditions or provisions of Sections 12.5, 12.6, 12.7, 12.9, 12.10, (except as provided in Section 15.1(e)), 12.11, 12.13, 12.14, 13.6,
         13.8, or 13.9 of this Credit Agreement or Sections 5.2 or 5.3 of the Note Purchase Agreement, and such failure continues for fifteen (15) days after Borrower learns of such failure to comply, whether by Borrower's own discovery or through notice from Agent.

                  (e) The failure of Borrower to pay when due, or failure to perform or observe any other obligation or condition with respect to any of the following obligations to any Person, beyond any period of grace under the instrument creating such obligation: (i) any indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) any obligations under leases which have or should have been characterized as capitalized leases, as determined in accordance with GAAP, or (iii) any contingent liabilities, such as guaranties, for the obligations of others relating to indebtedness for borrowed money or for the deferred purchase price of property or services or relating to obligations under leases which have or should have been characterized as capitalized leases, as determined in accordance with GAAP; provided that no such failure will be deemed to be an Event of Default hereunder unless and until the aggregate amount owing under obligations with respect to which such failures have occurred and are continuing is at least $50,000.00.

                  (f) Borrower or Farmland applies for or consents to the appointment of a trustee or receiver for any part of its properties; any bankruptcy, reorganization, debt arrangement, dissolution or liquidation proceeding is commenced or consented to by Borrower or Farmland; or any application for appointment of a receiver or a trustee, or any proceeding for bankruptcy, reorganization, debt management or liquidation is filed for or commenced against Borrower or Farmland, and is not withdrawn or dismissed within sixty (60) days thereafter.

                  (g) Failure of Borrower or Farmland to comply with any other provision of this Credit Agreement or the other Loan Documents not constituting an Event of Default under any of the preceding subparagraphs of this Section 15.1, and such failure continues for thirty (30) days after Borrower or Farmland learns of such failure to comply, whether by Borrower's or Farmland's own discovery or through notice from Agent.

                  (h) The Note Purchase Agreement shall, at any time after its execution, cease to be in full force and effect, or shall be revoked or declared null and void, or the validity or enforceability thereof shall be contested by Farmland, or Farmland shall deny any further liability or obligation thereunder, or shall be in default or fail to perform its obligations thereunder, or any covenant or agreement set forth therein shall be breached.

                  (i) The entry of one or more judgments in an aggregate amount in excess of $50,000.00 against Borrower not stayed, discharged or paid within thirty (30) days after entry.

                  (j) The occurrence of an event of default under any Delivery Agreement (if the total number of cattle to be delivered on an annual basis under all Delivery Agreements as to which all such an event of default exists at any time exceeds, in the aggregate, five percent (5%) of the number of cattle required, at such time, to be subject to Delivery Agreements under Subsection 11.1.17(b) (ii) hereof), or under the NB Agreement, not cured, in either case, within ten (10) days thereof.

         15.2 NO ADVANCE. The Syndication Parties shall have no obligation to disburse Loan Proceeds if a Potential Default or an Event of Default shall occur and be continuing.

         15.3     RIGHTS AND REMEDIES. In addition to the remedies set forth in
Section 15.1 and 15.2 hereof, upon the occurrence of an Event of Default, Agent shall, subject to the provisions of Section 15.4 hereof, be entitled to exercise all the rights and remedies provided in the Security Documents and other Loan Documents and by any applicable law, including, without limitation, the Uniform Commercial Code as enacted in the state of Colorado or the state where the Collateral is located at such time, whichever provides Agent with greater rights. Each and every right or remedy granted to Agent pursuant to this Credit Agreement and the other Loan Documents, or allowed Agent by law or equity, shall be cumulative. Failure or delay on the part of Agent to exercise any such right or remedy shall not operate as a waiver thereof. Any single or partial exercise by Agent of any such right or remedy shall not preclude any future exercise thereof or the exercise of any other right or remedy.

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         15.4     LIMITATION ON RIGHTS AND REMEDIES. Notwithstanding the
provisions of Section 15.3 hereof, when the sole Event of Default is an Event of Default caused by Section 15.1(j) hereof, Agent will, for a period of time designated by Agent in its sole discretion, refrain from accelerating the Loan if Borrower promptly proposes, and diligently pursues, a course of action to remedy such default or minimize the effects on Borrower's operations of such default (for example, by executing a similar agreement with another Person to supply the same number of cattle or to provide the same processing or marketing services on substantially the same economic terms) to which course of action the Majority Lenders give Agent their prior written approval in their sole discretion.

ARTICLE 16. AGENCY AGREEMENT

         16.1 FUNDING OF SYNDICATION INTEREST. (a) Each Syndication Party, severally but not jointly, hereby irrevocably agrees to fund its Syndication Share of the Advances pursuant to the terms and conditions contained herein; provided that no Syndication Party shall be required to fund an Advance in an amount such that the aggregate principal balance owing to such Syndication Party after such funding would be in excess of such Syndication Party's Maximum Syndication Amount. Each Syndication Party's interest ("SYNDICATION INTEREST") in each Advance and the Loan hereunder shall be without recourse to Agent or any other Syndication Party and shall not be construed as a loan from any Syndication Party to Agent or any other Syndication Party.

         16.2 SYNDICATION PARTIES' OBLIGATIONS TO REMIT FUNDS. Each Syndication Party agrees to remit an amount equal to the amount of each Advance requested by Borrower as set forth in a Notice of Loan Advance multiplied by its Syndication Share ("ADVANCE PAYMENT") as such Notice of Loan Advance may be sent, in the manner provided in Section 16.3 hereof, for an Advance to be made under the Loan during the Availability Period.

         16.3 NOTICE AND TIMING OF ADVANCE PAYMENT. On the Business Day on which Agent approves an Advance Request for funding, Agent shall provide each Syndication Party with a notice in substantially the form attached hereto as
Exhibit 16.3 ("NOTICE OF LOAN ADVANCE"), indicating, among other things, the amount ("LOAN ADVANCE AMOUNT") and Advance Date of the requested Advance and the amount of the Syndication Party's Advance Payment. Each Syndication Party shall remit its Advance Payment directly to Agent on the date specified in the Notice of Loan Advance which shall not be later than the Advance Date ("SYNDICATION PARTY ADVANCE DATE").

         16.4 SYNDICATION PARTY'S FAILURE TO REMIT FUNDS. If a Syndication Party ("DELINQUENT SYNDICATION PARTY") fails to remit its Advance Payment in full by 11:00 a.m. Central time on the Syndication Party Advance Date (the unpaid amount of any such payment being hereinafter referred to as the "DELINQUENT AMOUNT"), in addition to any other remedies available hereunder, any other Syndication Party or Syndication Parties may, but shall not be obligated to, advance the Delinquent Amount (the Syndication Party or Syndication Parties which advance such Delinquent Amount are referred to as the "CONTRIBUTING SYNDICATION PARTIES"), in which case (a) the Delinquent Amount which any Contributing Syndication Party advances shall not count as an Advance Payment against the Maximum Syndication Amount of the Contributing Syndication Party, and (b) the Delinquent Syndication Party shall be obligated to pay to Agent, for the account of the Contributing Syndication Parties, interest on the Delinquent Amount at a rate of interest equal to the rate of interest which Borrower is obligated to pay on the Delinquent Amount ("DELINQUENCY INTEREST") until the Delinquent Syndication Party remits the full Delinquent Amount and remits all Delinquency Interest to Agent, which will distribute such payments to the Contributing Syndication Parties (pro rata based on the amount of the Delinquent Amount which each of them (if more than one)
paid) on the same Business Day as such payments are received by Agent if received no later than 11:00 a.m. Central time or the next Business Day if received by Agent thereafter. In addition, the Contributing Syndication Parties shall be entitled to share, on the same pro rata basis, and Agent shall pay over to them, for application against Delinquency Interest and the Delinquent Amount, the Delinquent Syndication Party's Payment Distribution and any fee distributions made under Section 16.11 hereof until the Delinquent Amount and all Delinquency Interest have been paid in full. For voting purposes the Agent shall readjust the Syndication Shares of such Delinquent Syndication Party and the Contributing Syndication Parties from time to time first to reflect the advance of the Delinquent Amount by the Contributing Syndication Parties, and then to reflect the full or partial reimbursement to the Contributing Syndication Parties of such Delinquent Amount. In the event no Syndication Party elects to pay the Delinquent Amount with respect to any Loan Advance Amount but Borrower elects to receive such Loan Advance Amount (less the Delinquent Amount), the proportionate share of Payment Distributions to which the Delinquent Syndication Party is entitled and its proportionate voting rights shall be adjusted to reflect its failure to pay the Delinquent Amount. As between the Delinquent Syndication Party and the Contributing Syndication Parties, the Delinquent Syndication Party's interest in its Note shall be deemed to have been partially assigned to the Contributing Syndication Parties in the amount of the Delinquent Amount and Delinquency Interest owing to the Contributing Syndication Parties from time to time.

         16.5 AGENCY APPOINTMENT. Each of the Syndication Parties hereby designates and appoints Agent to act as agent to service and collect the Loan and its respective Note and to take such action on behalf of such Syndication Party with respect to the Loan and such Note, and to execute such powers and to perform such duties, as specifically delegated or required herein, as well as to exercise such powers and to perform such duties as are reasonably incident thereto, and to receive and benefit from such fees and indemnifications as are provided for or set forth herein, until such time as a successor is appointed and qualified to act as Agent.

         16.6 POWER AND AUTHORITY OF AGENT. Without limiting the generality of the power and authority vested in Agent pursuant to Section 16.5 hereof, the power and authority vested in Agent includes, but is not limited to, the following:

                  16.6.1 ADVICE. To solicit the advice and assistance of each of the Syndication Parties concerning the administration of the Loan and the exercise by Agent of its various rights, remedies, powers, and discretions with respect thereto.

                  16.6.2 DOCUMENTS. To execute, seal, acknowledge, and deliver as Agent, all such instruments as may be appropriate in connection with the administration of the Loan and the exercise by Agent of its various rights with respect thereto.

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

                  16.6.3 PROCEEDINGS. To initiate, prosecute, defend, and to participate in, actions and proceedings in its name as Agent for the ratable benefit of the Syndication Parties.

                  16.6.4 RETAIN PROFESSIONALS. To retain attorneys, accountants, and other professionals to provide advice and professional services to Agent, with their fees and expenses reimbursable to Agent by Syndication Parties pursuant to Section 16.18 hereof.

                  16.6.5 INCIDENTAL POWERS. To exercise powers reasonably incident to Agent's discharge of its duties enumerated in Section 16.7 hereof.

         16.7 DUTIES OF AGENT. The duties of Agent hereunder shall consist of the following:

                  16.7.1 POSSESSION OF DOCUMENTS. To safekeep one original of each of the Loan Documents other than the Notes (which will be in the possession of the Syndication Party named as payee therein).

                  16.7.2 DISTRIBUTE PAYMENTS. To receive and distribute to the Syndication Parties payments made by Borrower pursuant to the Loan Documents.

                  16.7.3   LOAN ADMINISTRATION. Subject to the provisions of
Section 16.9 hereof, to, on behalf of and for the ratable benefit of all Syndication Parties, in accordance with customary banking practices, exercise all rights, powers, privileges, and discretion to which Agent is entitled to administer the Loan.

                  16.7.4 COLLECTION ACTION UPON DEFAULT. Each Syndication Party agrees that upon its learning of any facts which would constitute a Potential Default or Event of Default, it shall promptly notify Agent by a writing designated as a notice of default specifying in detail the nature of such facts and default, and Agent shall promptly send a copy of such notice to all other Syndication Parties. Agent shall be entitled to assume that no Event of Default or Potential Default has occurred or is continuing unless an officer thereof primarily responsible for Agent's duties as such with respect to the Loan or primarily responsible for the credit relationship between Agent and Borrower has actual knowledge of facts which would result in or constitute a Potential Default or Event of Default, or has received written notice from Borrower of such fact, or has received written notice of default from a Syndication Party. In the event Agent has obtained actual knowledge (in the manner described above) or received written notice of the occurrence of a Potential Default or Event of Default as provided in the preceding sentences, Agent may, but is not required to exercise or refrain from exercising any rights which may be available under the Loan Documents or at law on account of such occurrence and shall be entitled to use its discretion with respect to exercising or refraining from exercising any such rights, unless and until Agent has received specific written instruction from the Majority Lenders to refrain from exercising such rights or to take specific designated action, in which case it shall follow such instruction; provided that Agent shall not be required to take any action which will subject it to personal liability, or which is or may be contrary to any provision of the Loan Documents or applicable law. Agent shall not be subject to any liability by reason of its acting or refraining from acting pursuant to any such instruction.

         16.8 AGENT'S RESIGNATION OR REMOVAL. Agent may resign at any time by giving at least sixty (60) days' prior written notice of its intention to do so to each of the Syndication

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

Parties and Borrower. After the receipt of such notice, the Syndication Parties holding in the aggregate at least 66 2/3% of the Syndication Shares of the Loan ("MAJORITY LENDERS") shall appoint a successor ("SUCCESSOR AGENT"). If (a) no Successor Agent shall have been so appointed which is either (i) a Syndication Party, or (ii) if not a Syndication Party, which is a Person approved by Borrower, or (b) if such Successor Agent has not accepted such appointment, in either case within forty-five (45) days after the retiring Agent's giving of such notice of resignation, then the retiring Agent may appoint a Successor Agent which shall be a bank or a trust company organized under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $250,000,000. Any Agent may be removed upon the written demand of the Majority Lenders, which demand shall also appoint a Successor Agent. Upon the appointment of a Successor Agent hereunder, (a) the term "Agent" shall for all purposes of this Credit Agreement thereafter mean such Successor Agent, and (b) the Successor Agent shall notify Borrower of its identity and of the information called for in Subsection 17.4.2 hereof. After any retiring Agent's resignation hereunder as Agent, or the removal hereunder of any Agent, the provisions of this Credit Agreement shall continue to inure to the benefit of such Agent as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

         16.9     CONSENT REQUIRED FOR CERTAIN ACTIONS. Except as provided in
Section 15.4 hereof, and notwithstanding the fact that this Credit Agreement may otherwise provide that Agent may act at its discretion, Agent may not take any of the following actions (nor may the Syndication Parties take the action described in Subsection 16.9.1(c)) with respect to, or under, the Loan Documents without the prior written consent, given after notification by Agent of its intention to take any such action (or notification by such Syndication Parties as are proposing the action described in Subsection 16.9.1(c) of their intention to do so), of Syndication Parties holding in the aggregate, at the time of such notification:

                  16.9.1 UNANIMOUS. One hundred percent (100%) of the Syndication Shares before:

                           (a) Agreeing to an increase in the Aggregate Commitment amount or an extension of the Maturity Date;

                           (b) Agreeing to a reduction in the amount, or to a delay in the due date, of any payment by Borrower of interest, principal, or fees; provided, however, this restriction shall not apply to a delay in payment granted by Agent in the ordinary course of administration of the Loan and the exercise of reasonable judgment, so long as such payment delay does not exceed five (5) days;

                           (c) Reducing the voting rights percentage set forth in this Subsection 16.9.1; or

                           (d)      Releasing the lien on any of the Collateral.

                  16.9.2 MAJORITY LENDERS. A sufficient interest to constitute the Majority Lenders before:

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

                           (a) Consenting to any action, amendment, or granting any waiver, not covered in Subsection 16.9.1; or

                           (b) Agreeing to amend Article 16 of this Credit
                  Agreement.

                  16.9.3 ACTION WITHOUT VOTE. Notwithstanding any other provisions of this Section, Agent may take the following actions without obtaining the consent of the Syndication Parties:

                           (a) Determining (i) whether the conditions to an Advance have been met, and (ii) the amount of such Advance;

                           (b) Approving the issuer and form of the letter of credit, when and if required under the terms of the Note Purchase Agreement, provided that the issuer shall, at the time of issuance, have at least $2,500,000,000.00 in total assets; and

                           (c) Approving Borrower's use of a trade name as provided in Section 13.7 hereof.

If no written consent or denial is received from a Syndication Party within five
(5) Business Days after written notice of any proposed action as described in this Section is delivered to such Syndication Party by Agent, such Syndication Party shall be conclusively deemed to have consented thereto for the purposes of this Section.

         16.10 DISTRIBUTION OF PRINCIPAL AND INTEREST. Agent will receive and accept all payments (including prepayments) of principal and interest made by Borrower on the Loan and the Notes and will hold all such payments in trust for the benefit of all present and future Syndication Parties, and, if requested in writing by the Majority Lenders, in an account segregated from Agent's other funds and accounts ("PAYMENT ACCOUNT"). After the receipt by Agent of any payment representing interest or principal on the Loan, Agent shall remit to each Syndication Party an amount equal to such payment, multiplied by the Syndication Party's Syndication Share ("PAYMENT DISTRIBUTION") no later than the same Business Day as such payment is received by Agent if received no later than 11:00 a.m. Central Time or the next Business Day if received by Agent thereafter. Any Syndication Party's rights to its Payment Distribution shall be subject to the rights of any Contributing Syndication Parties to such amounts as set forth in Section 16.4 hereof.

         16.11 DISTRIBUTION OF CERTAIN AMOUNTS. Agent shall (a) receive and hold in trust for the benefit of all present and future Syndication Parties, in the Payment Account and, if requested in writing by the Majority Lenders, segregated from Agent's other funds and accounts and (b) shall remit to the Syndication Parties, as indicated, the amounts described below:

                  16.11.1 FUNDING LOSSES. The amount of any Funding Losses paid by Borrower to Agent in connection with a prepayment of any portion of a Fixed Loan shall be distributed to the Syndication Parties in accordance with their respective Syndication Shares no later than the same Business Day that payment of such Funding Losses is received by Agent, if received no later than 11:00 a.m. Central time, or the next Business Day if received by Agent thereafter.

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

                  16.11.2 PROCEEDS OF COLLATERAL. The amount of proceeds received, net of expenses of collection, from foreclosure, or transfer in lieu of foreclosure, of any Collateral shall be distributed to the Syndication Parties in accordance with their respective Syndication Shares (with the amount of CoBank's Syndication Share being increased by the amount of any obligation owed to CoBank on account of the Swap Agreement for the purposes of this Subsection) no later than the same Business Day that payment of such Funding Losses is received by Agent, if received no later than 11:00 a.m. Central time, or the next Business Day if received by Agent thereafter.

         16.12 POSSESSION OF LOAN DOCUMENTS. The Loan Documents (other than the Notes) shall be held by Agent in its name, for the ratable benefit of itself and the other Syndication Parties without preference or priority.

         16.13 COLLATERAL APPLICATION. The Syndication Parties shall have no interest in any other loans made to Borrower by any other Syndication Party other than the Loan, or in any property taken as security for any other loan or loans made to Borrower by any other Syndication Party, or in any property now or hereinafter in the possession or control of any other Syndication Party, which may be or become security for the Loan solely by reason of the provisions of a security instrument that would cause such security instrument and the property covered thereby to secure generally all indebtedness owing by Borrower to such other Syndication Party. Notwithstanding the foregoing, to the extent such other Syndication Party applies such funds or the proceeds of such property to reduction of the Loan, such other Syndication Party shall share such funds or proceeds with all Syndication Parties according to their respective Syndication Shares. In the event that any Syndication Party shall obtain payment, whether partial or full, from any source in respect of the Loan, including without limitation payment by reason of the exercise of a right of offset, banker's lien, general lien, or counterclaim, reducing such Syndication Party's outstanding balance in the Loan to below its Syndication Share, such Syndication Party will promptly make such adjustments (which may include payment in cash or the purchase of further syndications or participations in the Loan) to the end that such excess payment shall be shared with all other Syndication Parties in accordance with their respective Syndication Shares.

         16.14 AMOUNTS REQUIRED TO BE RETURNED. If Agent makes any payment to a Syndication Party in anticipation of the receipt of final funds from Borrower, and such funds are not received from Borrower, or if excess funds are paid by Agent to any Syndication Party as the result of a miscalculation by Agent, then Syndication Party shall, on demand of Agent, forthwith return to Agent any such amounts, plus interest thereon (from the day such amounts were transferred by Agent to the Syndication Party to, but not including, the day such amounts are returned by Syndication Party) at a rate per annum equal to the Federal Funds Rate in effect on the date of such demand. If Agent is required at any time to return to Borrower or a trustee, receiver, liquidator, custodian, or similar official any portion of the payments made by Borrower to Agent, whether pursuant to any bankruptcy or insolvency law or otherwise, then each Syndication Party shall, on demand of Agent, forthwith return to Agent any such payments transferred to such Syndication Party by Agent but without interest or penalty (unless Agent is required to pay interest or penalty on such amounts to the person recovering such payments).

         16.15 REPORTS AND INFORMATION TO SYNDICATION PARTIES. Agent shall use reasonable efforts to provide to Syndication Parties, as soon as practicable after actual knowledge thereof is

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

acquired by an officer thereof primarily responsible for Agent's duties as such with respect to the Loan or primarily responsible for the credit relationship between Agent and Borrower, any material factual information which has a material adverse effect on the creditworthiness of Borrower and Borrower hereby authorizes such disclosure by Agent to the Syndication Parties (and by the Syndication Parties to any of their participants). Failure of Agent to provide the information referred to in this Section or in Subsection 16.7.4 shall not result in any liability upon, or right to make a claim against, Agent except where a court of competent jurisdiction renders a final non-appealable determination that such failure is a result of the willful misconduct or gross negligence of Agent. Syndication Parties acknowledge and agree that all information and reports received pursuant to this Credit Agreement will be received in confidence in connection with their Syndication Interest, and that such information and reports constitute confidential information and shall not, without the prior written consent of Agent or Borrower, as applicable, be (x) disclosed to any third party (other than Agent, another Syndication Party or potential Syndication Party, or a participant or potential participant in the interest of a Syndication Party, which disclosure is hereby approved by Borrower), except pursuant to appropriate legal or regulatory process, or (y) used by the Syndication Party except in connection with the Loan and its Syndication Interest.

         16.16 STANDARD OF CARE. Agent shall not be liable to Syndication Parties for any error in judgment or for any action taken or not taken by Agent or its agents, except for its gross negligence or willful misconduct. Subject to the preceding sentence, Agent will exercise the same care in administering the Loan and the Loan Documents as it exercises for similar loans which it holds for its own account and risk, and Agent shall not have any further responsibility to the Syndication Parties. Without limiting the foregoing, Agent may rely on the advice of counsel concerning legal matters and on any written document it believes to be genuine and correct and to have been signed or sent by the proper Person or Persons.

         16.17 NO TRUST RELATIONSHIP. Neither the execution of this Credit Agreement, nor the sharing in the Loan, nor the holding of the Loan Documents in its name by Agent, nor the management and administration of the Loan and Loan Documents by Agent (including the obligation to hold certain payments and proceeds in the Payment Account in trust for the Syndication Parties), nor any other right, duty or obligation of Agent under or pursuant to this Credit Agreement is intended to be or create, and none of the foregoing shall be construed to be or create, any express, implied or constructive trust relationship between Agent and any Syndication Party. Each Syndication Party hereby agrees and stipulates that Agent is not acting as trustee for such Syndication Party with respect to the Loan, this Credit Agreement, or any aspect of either, or in any other respect.

         16.18 SHARING OF COSTS AND EXPENSES. To the extent not paid by Borrower, each Syndication Party will promptly upon demand reimburse Agent, ratably according to their respective Syndication Shares, for all reasonable costs, disbursements, and expenses incurred by Agent on or after the date of this Credit Agreement for legal, accounting, consulting, and other services rendered to Agent in its role as Agent in the administration of the Loan, interpreting the Loan Documents, and protecting, enforcing, or otherwise exercising any rights, both before and after default by Borrower under the Loan Documents, and including, without limitation, all costs and expenses incurred in connection with any bankruptcy proceedings; provided, however, that the costs and expenses to be shared in accordance with this Section shall not include any costs or

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

expenses incurred by CoBank solely as a Syndication Party in connection with the Loan, nor to Agent's internal costs and expenses.

         16.19 SYNDICATION PARTIES' INDEMNIFICATION OF AGENT. Each of the Syndication Parties agree to indemnify Agent, including any Successor Agent, and its directors, officers, employees, agents, professional advisers and representatives ("INDEMNIFIED AGENCY PARTIES"), (to the extent not reimbursed by Borrower, and without in any way limiting the obligation of Borrower to do so), ratably according to their respective Syndication Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loan and/or the expiration or termination of the Syndication Interests or this Credit Agreement) be imposed on, incurred by or asserted against Agent (or any of the Indemnified Agency Parties while acting for Agent or for any Successor Agent) in any way relating to or arising out of this Credit Agreement or the Loan Documents, or the performance of the duties of Agent hereunder or thereunder or any action taken or omitted while acting in the capacity of Agent under or in connection with any of the foregoing; provided that the Syndication Parties shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Indemnified Agency Party to the extent that any of the forgoing result from the gross negligence or willful misconduct of that Indemnified Agency Party as determined by a court of competent jurisdiction. The agreements and obligations in this Section shall survive the payment of the Loan, the Syndication Interests, and the expiration or termination of this Credit Agreement.

         16.20 BOOKS AND RECORDS. Agent shall maintain such books of account and records relating to the Loan as it maintains with respect to other loans of similar type and amount, and which shall clearly and accurately reflect the Syndication Interest of each Syndication Party. Syndication Parties, or their agents, may inspect such books of account and records at all reasonable times during Agent's regular business hours.

         16.21 ADMINISTRATIVE AGENT FEE. CoBank and any Successor Agent shall be entitled to the Administrative Agent Fee for acting as Agent. In the event the Successor Agent is contractually entitled to an additional fee, each Syndication Party will be responsible for the amount thereof multiplied by their Syndication Share.

         16.22 REPRESENTATIONS AND WARRANTIES OF ALL PARTIES. Agent and each Syndication Party represents and warrants that: (a) the execution and delivery of, and performance of its obligations under, this Credit Agreement is within its power and has been duly authorized by all necessary corporate and other action by it; (b) this Credit Agreement is in compliance with all applicable laws and regulations promulgated under such laws and does not conflict with nor constitute a breach of its charter or by-laws nor any agreements by which it is bound, and does not violate any judgment, decree or governmental or administrative order, rule or regulation applicable to it; (c) no approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by it in connection with the execution and delivery of, and performance of its obligations under, this Credit Agreement; and (d) this Credit Agreement has been duly executed by it, and constitutes the legal, valid, and binding obligation of such Person, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity). Each Syndication Party that is a state or national bank represents and warrants that the act of entering into and performing its obligations under this Credit Agreement has been approved by its board of directors or its loan committee and such action was duly noted in the written minutes of the meeting of such board or committee, and that it will furnish Agent with a certified copy of such minutes or an excerpt therefrom reflecting such approval.

         16.23 REPRESENTATIONS AND WARRANTIES OF COBANK. CoBank, in its role as Syndication Party and as Agent, makes no express or implied representation or warranty and assumes no responsibilities with respect to the due authorization, execution, or delivery of the Loan Documents; the accuracy of any information, statements, or certificates provided by Borrower, the legality, validity, or enforceability of the Loan Documents; the filing or recording of any document; the collectibility of the Loan; the performance by Borrower of any of its obligations under the Loan Documents; or the financial condition or solvency of Borrower or any other party obligated with respect to the Loan or the Loan Documents.

         16.24 SYNDICATION PARTIES' INDEPENDENT CREDIT ANALYSIS. Each Syndication Party acknowledges receipt of true and correct copies of all Loan Documents (other than any Note payable to another Syndication Party) from Agent. Each Syndication Party agrees and represents that it has relied upon its independent review (a) of the Loan Documents, and (b) any information independently acquired by such Syndication Party from Borrower or otherwise in making its decision to acquire an interest in the Loan independently and without reliance on CoBank or Agent. Each Syndication Party represents and warrants that it has obtained such information as it deems necessary (including any information such Syndication Party independently obtained from Borrower or others) prior to making its decision to acquire an interest in the Loan. Each Syndication Party further agrees and represents that it has made its own independent analysis and appraisal of and investigation into each Borrower's authority, business, operations, financial and other condition creditworthiness, and ability to perform its obligations under the Loan Documents and has relied on such review in making its decision to acquire an interest in the Loan. Each Syndication Party agrees that it will continue to rely solely upon its independent review of the facts and circumstances related to Borrower, and without reliance upon CoBank or Agent, in making future decisions with respect to all matters under or in connection with the Loan Documents and the Loan. CoBank and Agent assume no responsibility for the financial condition of Borrower or for the performance of Borrower's obligations under the Loan Documents nor for the performance of any party to a Delivery Agreement or of National Beef under the NB Agreement. Except as otherwise expressly provided herein, neither CoBank nor any other Syndication Party shall have any duty or responsibility to furnish to any other Syndication Parties any credit or other information concerning Borrower which may come into its possession.

         16.25 NO JOINT VENTURE OR PARTNERSHIP. Neither the execution of this Credit Agreement, the sharing in the Loan, nor any agreement to share in payments or losses arising as a result of this transaction is intended to be or to create, and the foregoing shall not be construed to be, any partnership, joint venture or other joint enterprise between Agent and any Syndication Party, nor between or among any of the Syndication Parties.

         16.26 PURCHASE FOR OWN ACCOUNT; RESTRICTIONS ON TRANSFER; PARTICIPATIONS. Each Syndication Party represents that it has acquired and is retaining its Syndication Interest in the Loan for its own account in the ordinary course of its banking or financing business and not with a view toward the sale, distribution, further participation, or transfer thereof. Each Syndication Party other than CoBank agrees that it will not sell, assign, convey or otherwise dispose of ("Transfer"), or create or permit to exist any lien or security interest on all or any part of its Syndication Interest in the Loan, without the prior written consent of Agent and Borrower (which consent will not be unreasonably withheld); provided that: (a) any such Transfer (except a Transfer to another Syndication Party or a Transfer by CoBank) must be in a minimum amount of $5,000,000.00; (b) each Syndication Party must maintain a Syndication Interest (measured as the amount of its Maximum Syndication Amount) of no less than $10,000,000.00, unless it Transfers its entire Syndication Interest; (c) the transferee must execute an agreement substantially in the form of Exhibit 16.26 hereto ("Syndication Acquisition Agreement") and assume all of the transferor's obligations hereunder and execute such documents as Agent may reasonably require; and (d) the Syndication Party making such Transfer must pay Agent an assignment fee of $2,500.00. Any Syndication Party may participate any part of its Syndication Interest in the Loan to any Person with the prior written consent of Agent and Borrower (which consent will not be unreasonably withheld), and each Syndication Party understands and agrees that in the event of any such participation: (x) its Syndication Share and Maximum Syndication Amount will not change on account of such participation; (y) except as provided in Section 16.27 hereof, the participant will have no rights under this Credit Agreement, including, without limitation, voting rights or the right to receive payments or distributions; and (z) Agent shall continue to deal directly with the Syndication Party with respect to the Loan and the Syndication Party's Syndication Interest (including with respect to voting rights) as though no participation had been granted and will not be obligated to deal directly with any participant. Notwithstanding any provision contained herein to the contrary, any Syndication Party may at any time pledge or assign all or any portion of its Syndication Interest to any Federal Reserve Bank in accordance with applicable law. CoBank reserves the right to sell participations on a non-patronage basis.

         16.27 CERTAIN PARTICIPANTS' VOTING RIGHTS. All Persons which purchase a participation interest in CoBank's interest as a Syndication Party hereunder may, in CoBank's sole discretion (or as required in any agreement under which such purchase is made and governed), be allowed by CoBank to vote, on a dollar basis, on any matter requiring or allowing CoBank, in its capacity as a Syndication Party, to provide or withhold its consent, or to otherwise vote on any proposed action.

         16.28 METHOD OF MAKING PAYMENTS. Payment and transfer of all amounts owing or to be paid or remitted hereunder, including, without limitation, payment of the Advance Payment by Syndication Parties, and distribution of principal or interest payments or fees or other amounts by Agent, shall be by wire transfer in accordance with the instructions contained on Exhibit 16.28 hereto ("Wire Instructions").

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         16.29    EVENTS OF SYNDICATION DEFAULT/REMEDIES.

                  16.29.1 SYNDICATION PARTY DEFAULT. Any of the following occurrences, failures or acts, with respect to any of the Syndication Parties shall constitute an Event of Syndication Default hereunder by such party: (a) if any representation or warranty made by such party in this Credit Agreement shall be found to have been untrue in any material respect; (b) if such party fails to make any distributions or payments required under this Credit Agreement within five (5) days of the date required; (c) if such party breaches any other covenant, agreement, or provision of this Credit Agreement which breach shall have continued uncured for a period of thirty (30) consecutive days after such breach first occurs, unless a shorter period is required to avoid prejudicing the rights and position of the other Syndication Parties; (d) if any agency having supervisory authority over such party, or any creditors thereof, shall file a petition to reorganize or liquidate such party pursuant to any applicable federal or state law or regulation and such petition shall not be discharged or denied within fifteen (15) days after the date on which it is filed; (e) if by the order of a court of competent jurisdiction or by any appropriate supervisory agency, a receiver, trustee or liquidator shall be appointed for such party or for all or any material part of its property or if such party shall be declared insolvent; or (f) if such party shall be dissolved, or shall make an assignment for the benefit of its creditors, or shall file a petition seeking to take advantage of any debtors' act, including the bankruptcy act, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or liquidator of all or any material part of its property.

                  16.29.2 REMEDIES. Upon the occurrence of an Event of Syndication Default, the non-defaulting parties, acting by, or through the direction of, a simple majority (determined on the basis of Syndication Share) of the non-defaulting parties, may, in addition to any other remedy specifically set forth in this Credit Agreement, have and exercise any and all remedies available generally at law or equity, including the right to damages and to specific performance.

         16.30 WITHHOLDING TAXES. Each Syndication Party represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to Agent and to Borrower such forms, certifications, statements and other documents as Agent or Borrower may request from time to time to evidence such Syndication Party's exemption from the withholding of any tax imposed by any jurisdiction or to enable Agent or Borrower, as the case may be, to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Syndication Party is not created or organized under the laws of the United States of America or any state thereof, such Syndication Party will furnish to Agent and Borrower IRS Form 4224 or Form 1001, or such other forms, certifications, statements or documents, duly executed and completed by such Syndication Party, as evidence of such Syndication Party's exemption from the withholding of United States tax with respect thereto. Notwithstanding anything herein to the contrary, Borrower shall not be obligated to make any payments hereunder to such Syndication Party until such Syndication Party shall have furnished to Agent and Borrower the requested form, certification, statement or document.

         16.31 NOTE PURCHASE AGREEMENT. Each Syndication Party represents that it has received and read a copy of the Note Purchase Agreement and agrees to promptly execute such documents and take such other action as it may in the future be requested to execute or take by Agent in connection with the sale to Farmland, pursuant to the terms and conditions of the Note Purchase Agreement, of the Loan, the Notes, and the other Loan Documents.

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

         16.32 FURTHER ASSURANCES. Agent and each Syndication Party agree to take whatever steps and execute such documents may be reasonable and necessary to implement this Article 16 and to carry out fully the intent thereof.

ARTICLE 17. MISCELLANEOUS

         17.1 COSTS AND EXPENSES. To the extent permitted by law, Borrower agrees to pay to Agent and the Syndication Parties, on demand, all out-of-pocket costs and expenses (a) incurred by Agent (including, without limitation, the reasonable fees and expenses of counsel retained by Agent, and including fees and expenses incurred for consulting, appraisal, engineering, inspection, and environmental assessment services) in connection with the preparation, negotiation, and execution of the Loan Documents and the transactions contemplated thereby, and processing the Advance Request; and (b) incurred by Agent or any Syndication Party (including, without limitation, the reasonable fees and expenses of counsel retained by Agent and the Syndication Parties) in connection with the enforcement or protection of the Syndication Parties' rights under the Loan Documents upon the occurrence of an Event of Default or upon the commencement of an action by Borrower against Agent or any Syndication Party (except that if the court makes a specific finding that Borrower has prevailed on all or substantially all of its claims in such action brought by Borrower, Borrower shall not be obligated to pay the out-of-pocket costs and expenses of Agent and the Syndication Parties in connection with such action), including without limitation collection of the Loan (regardless of whether such enforcement or collection is by court action or otherwise). Borrower shall not be obligated to pay the costs or expenses of any Person whose only interest in the Loan is as a holder of a participation interest.

         17.2 SERVICE OF PROCESS AND CONSENT TO JURISDICTION. Borrower hereby agrees that any litigation with respect to this Credit Agreement or to enforce any judgment obtained against Borrower for breach of this Credit Agreement or under the Notes or other Loan Documents may be brought in the courts of the State of Colorado and in the United States District Court for the District of Colorado (if applicable subject matter jurisdictional requirements are present), as Agent may elect; and, by execution and delivery of this Credit Agreement, Borrower irrevocably submits to such jurisdiction. With respect to litigation concerning this Credit Agreement or under the Notes or other Loan Documents within the jurisdiction of the courts of the State of Colorado or the United States District Court for the District of Colorado, Borrower hereby irrevocably appoints, until January 15, 2006, Doherty Rumble & Butler Professional Association to serve as the agent of Borrower to receive for and on behalf of Borrower at such agent's Denver, Colorado office (presently at 2370 Tabor Center, 1200 Seventeenth Street), service of process, which service may be made by mailing a copy of any summons or other legal process to Borrower in care of such agent. Borrower agrees that Borrower shall maintain a duly appointed agent in Colorado for service of summons and other legal process as long as Borrower remains obligated under this Credit Agreement and shall keep Agent advised in writing of the identity and location of such agent. The receipt by such agent and/or by Borrower of such summons or other legal process in any such litigation shall be deemed personal service and acceptance by Borrower for all purposes of such litigation.

         17.3 JURY WAIVER. IT IS MUTUALLY AGREED BY AND BETWEEN AGENT, EACH SYNDICATION PARTY, AND BORROWER THAT THEY EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY

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

EITHER OF THEM AGAINST THE OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS CREDIT AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS.

         17.4 NOTICES. All notices, requests and demands required or permitted under the terms of this Credit Agreement shall be in writing and (a) shall be addressed as set forth below or at such other address as either party shall designate in writing, (b) shall be deemed to have been given or made: (i) if delivered personally, immediately upon delivery, (ii) if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt, (iii) if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending, and (iv) if by United States Mail, certified mail, return receipt requested, five (5) days after mailing.

                  17.4.1   BORROWER:

                  U.S. Premium Beef, Ltd.
                  Box 6
                  1107 Hylton Heights Road
                  Manhattan, Kansas 66505-0006
                  FAX: (913) 539-6383
                  Attention: Chief Financial Officer

                  17.4.2   AGENT:

                  CoBank, ACB
                  245 North Waco Street
                  Wichita, Kansas 67202
                  FAX: (316) 290-2006
                  Attention: Greg E. Somerhalder, Vice President

                  17.4.3   COBANK:

                  CoBank, ACB
                  245 North Waco Street
                  Wichita, Kansas 67202
                  FAX: (316) 290-2006
                  Attention: Greg E. Somerhalder, Vice President

         17.5     THIS SECTION INTENTIONALLY LEFT BLANK.

         17.6 SUCCESSORS AND ASSIGNS. This Credit Agreement shall be binding upon and inure to the benefit of Borrower, Agent, and Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all of the Syndication Parties.

         17.7 SEVERABILITY. The invalidity or unenforceability of any provision of this Credit Agreement or the other Loan Documents shall not affect the remaining portions of such

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documents or instruments; in case of such invalidity or unenforceability, such documents or instruments shall be construed as if such invalid or unenforceable provisions had not been included therein.

         17.8 ENTIRE AGREEMENT. This Credit Agreement (together with all exhibits hereto, which are incorporated herein by this reference) and the other Loan Documents represent the entire understanding of Agent, each Syndication Party, and Borrower with respect to the subject matter hereof and shall replace and supersede any previous agreements of the parties with respect to the subject matter hereof.

         17.9 APPLICABLE LAW. To the extent not governed by federal law, this Credit Agreement and the other Loan Documents, and the rights and obligations of the parties hereto and thereto shall be governed by and interpreted in accordance with the internal laws of the State of Colorado, without giving effect to any otherwise applicable rules concerning conflicts of law.

         17.10 CAPTIONS. The captions or headings in this Credit Agreement and any table of contents hereof are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Credit Agreement.

         17.11 COMPLETE AGREEMENT; AMENDMENTS. THIS CREDIT THE NOTES, AND THE OTHER LOAN DOCUMENTS ARE INTENDED BY THE PARTIES HERETO TO BE A COMPLETE AND FINAL EXPRESSION OF THEIR AGREEMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT. BY INITIALING IN THE MARGIN, AGENT, EACH SYNDICATION PARTY, AND BORROWER ACKNOWLEDGE AND AGREE THAT NO UNWRITTEN ORAL AGREEMENT EXISTS BETWEEN THEM WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. This Credit Agreement may not be modified or amended unless such modification or amendment is in writing and is signed by Borrower, Agent, and all Syndication Parties (and each Syndication Party hereby agrees to execute any such amendment approved pursuant to Section 16.9 hereof). Borrower agrees that it shall reimburse Agent for all fees and expenses incurred by Agent in retaining outside legal counsel in connection with any amendment or modification to this Credit Agreement requested by Borrower.

         17.12 ADDITIONAL COSTS OF MAINTAINING LOAN. Borrower shall pay to Agent from time to time such amounts as Agent may determine to be necessary to compensate any Syndication Party for any increase in costs to such Syndication Party which Agent determines, based on information presented to it by such Syndication Party, are attributable to such Syndication Party's making or maintaining an Advance hereunder or its obligation to make such Advance, or any reduction in any amount receivable by such Syndication Party under this Credit Agreement or the Note payable to it in respect to such Advance or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the date of this Credit Agreement in United States federal, state, municipal, or foreign laws or regulations (including Regulation D of the Federal Reserve Board), or the adoption or making after such date of any interpretations, directives, or requirements applying to a class of banks including such Syndication Party of or under any United States federal, state, municipal, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof

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("Regulatory Change"), which: (a) changes the basis of taxation of any amounts payable to such Syndication Party under this Credit Agreement or the Note payable to such Syndication Party in respect of such Advance (other than taxes imposed on the overall net income of such Syndication Party); or (b) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of; or any deposits with or other liabilities of; such Syndication Party; or (c) imposes any other condition affecting this Credit Agreement or the Note payable to such Syndication Party (or any of such extensions of credit or liabilities). Agent will notify Borrower of any event occurring after the date of this Credit Agreement which will entitle such Syndication Party to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Agent shall include with such notice, a certificate from such Syndication Party setting forth in reasonable detail the calculation of the amount of such compensation. Determinations by Agent for purposes of this Section of the effect of any Regulatory Change on the costs of such Syndication Party of making or maintaining an Advance or on amounts receivable by such Syndication Party in respect of Advances, and of the additional amounts required to compensate such Syndication Party in respect of any Additional Costs, shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis.

         17.13 CAPITAL REQUIREMENTS. In the event that the introduction of or any change in: (a) any law or regulation; or (b) the judicial, administrative, or other governmental interpretation of any law or regulation; or (c) compliance by any Syndication Party or any corporation controlling any such Syndication Party with any guideline or request from any governmental authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by such Syndication Party or any corporation controlling such Syndication Party, and such Syndication Party certifies that such increase is based in any part upon such Syndication Party's obligations hereunder, and other similar obligations, Borrower shall pay to such Syndication Party such additional amount as shall be certified by such Syndication Party to Agent and to Borrower to be the net present value (discounted at the Base Rate) of (a) the amount by which such increase in capital reduces the rate of return on capital which such Syndication Party could have achieved over the period remaining until the Maturity Date but for such introduction or change, (b) multiplied by such Syndication Party's Syndication Share of the Aggregate Commitment. Agent will notify Borrower of any event occurring after the date of this Credit Agreement that will entitle any such Syndication Party to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and of such Syndication Party's determination to request such compensation. Agent shall include with such notice, a certificate from such Syndication Party setting forth in reasonable detail the calculation of the amount of such compensation. Determinations by any Syndication Party for purposes of this Section of the effect of any increase in the amount of capital required to be maintained by any such Syndication Party and of the amount of compensation owed to any such Syndication Party under this Section shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis.

         17.14 REPLACEMENT NOTES. Upon receipt by Borrower of evidence satisfactory to it of: (a) the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of the agreement of the Syndication Party to which the Note was payable to indemnify Borrower, and upon surrender and cancellation of such Note, if mutilated; or (b) the assignment of any Syndication Interest and Note relating thereto, or any portion thereof, pursuant to this Credit

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Agreement, then Borrower will pay any unpaid principal and interest (and
Funding Losses, if applicable) then or previously due and payable on such Note and will (upon delivery of such Note for cancellation, unless covered by subparagraph (a) of this Section) deliver in lieu of such Note a new Note or, in the case of an assignment of a portion of a Syndication Interest new Notes, for any remaining balance.

         17.15 PATRONAGE PAYMENTS. Borrower acknowledges and agrees that: (a) only that portion of the Loan represented by CoBank's Syndication Share which is retained by CoBank for its own account is entitled to patronage distributions in accordance with CoBank's bylaws and its practices and procedures related to patronage distribution; and (b) any patronage, or similar, payments to which Borrower is entitled on account its ownership of CoBank Equity Interests or otherwise will not be based on any portion of CoBank's Syndication Share in which CoBank has at any time granted a participation interest.

         17.16 MUTUAL RELEASE. Upon full indefeasible payment and satisfaction of the Bank Debt and Notes and the other obligations contained in this Credit Agreement, the parties, including Borrower, Agent, and each Syndication Party shall, except as provided in Article 14 hereof, thereupon automatically each be fully, finally, and forever released and discharged from any further claim, liability, or obligation in connection with the Bank Debt.

         17.17 LIBERAL CONSTRUCTION. This Credit Agreement constitutes a fully negotiated agreement between commercially sophisticated parties, each assisted by legal counsel, and shall not be construed and interpreted for or against any party hereto.

         17.18 ADVICE OF COUNSEL. Borrower acknowledges and affirms that this Credit Agreement and the Loan Documents have been fully and freely negotiated, including, without limitation, the provisions of Sections 11.1.11, 17.2, and
17.9 hereof, and that Borrower has been fully advised of all of its rights by its retained counsel.

         IN WITNESS WHEREOF, the parties have executed this Credit Agreement as of the date first above written.

                                        BORROWER:

                                        U.S. PREMIUM BEEF, LTD., a cooperative
                                        corporation formed under the laws of the State of Kansas.

                                        By:    /s/ Steven D. Hunt
                                            ---------------------------------
                                        Name:  Steven D. Hunt
                                        Title: CEO

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                                        AGENT:

                                        COBANK, ACB

                                        By:    /s/ Greg E. Somerhalder
                                            ----------------------------------
                                        Name:  Greg E. Somerhalder
                                        Title: Vice President

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                     ACKNOWLEDGMENT AND AGREEMENT OF COUNSEL

         Doherty, Rumble & Butler has acted as retained counsel for Borrower related to the negotiation of the foregoing Credit Agreement and the Loan Documents and hereby states that it has approved the form and content of Sections 11.1.11, 17.2, and 17.9 of the Credit Agreement.

Dated: 11/25/97

                                        DOHERTY, RUMBLE & BUTLER

                                        By: /s/ Mark J. Hanson
                                            ----------------------------
                                        Name:  Mark J. Hanson
                                        Title: Shareholder

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